UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
 SCHEDULE 14A
 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
 THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.)

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Custom Truck One Source, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CUSTOM TRUCK ONE SOURCE, INC.
7701 Independence Ave
Kansas City, Missouri 64125

April 26, 2024

Dear Custom Truck One Source Stockholder:
On behalf of the Board of Directors and management of Custom Truck One Source, Inc., I invite you to attend remotely the 2024 Annual Meeting of Stockholders (the "Annual Meeting").
The Annual Meeting will be held on Thursday, June 13, 2024 at 9:00 a.m. Eastern Time. It will be conducted via live webcast only, and you will be able to participate online at www.virtualshareholdermeeting.com/CTOS2024. You may submit questions during the meeting and will be able to vote your shares electronically. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement include details regarding how to join the Annual Meeting and the business to be conducted at the Annual Meeting.
I hope that you will be able to join the Annual Meeting. If you do not plan to attend, I strongly encourage you to vote as soon as possible to ensure that your shares are represented at the Annual Meeting. The accompanying Proxy Statement explains more about voting. Please read it carefully.
We sincerely appreciate your continued support.

Sincerely,

Marshall Heinberg
Chairman of the Board

Custom Truck One Source, Inc. 2024 Proxy Statement | 1

CUSTOM TRUCK ONE SOURCE, INC.
7701 Independence Ave
Kansas City, Missouri 64125
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Eastern Time on Thursday, June 13, 2024

Dear Stockholders of Custom Truck One Source, Inc.:
We cordially invite you to attend the 2024 annual meeting of stockholders (the "Annual Meeting") of Custom Truck One Source, Inc., a Delaware corporation, which will be held on Thursday, June 13, 2024 at 9:00 a.m. Eastern Time, for the following purposes, as more fully described in the accompanying proxy statement:
1.To elect three Class B directors to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified;
2.An advisory vote to approve the compensation of the Company's named executive officers;
3.To approve an amendment to the Custom Truck One Source, Inc. Amended and Restated 2019 Omnibus Incentive Plan to increase the number of shares available thereunder;
4.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and
5.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
The Annual Meeting will be conducted via live webcast, and you will be able to participate online at www.virtualshareholdermeeting.com/CTOS2024. You may submit questions during the meeting and will be able to vote your shares electronically.
Our board of directors has fixed the close of business on April 17, 2024 as the record date for the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of 10 days prior to the Annual Meeting for a purpose germane to the Annual Meeting at the Company’s offices at 7701 Independence Ave., Kansas City, Missouri 64125. The list of these stockholders will also be available to view during the Annual Meeting for stockholders who attend the meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting. We will first make our proxy statement, proxy card and other proxy materials available to stockholders on or about April 26, 2024. Only stockholders of record on April 17, 2024 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
YOUR VOTE IS IMPORTANT. We urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure that your shares are represented, regardless of whether you plan to attend the Annual Meeting. For additional instructions on voting by the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting electronically and to vote your shares at the Annual Meeting.
We sincerely appreciate your continued support.
By order of the Board of Directors,
Paul M. Jolas
Executive Vice President, General Counsel and Corporate Secretary
Kansas City, Missouri
April 26, 2024

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Table of Contents
(Continued)

Custom Truck One Source, Inc. 2024 Proxy Statement | 4

CUSTOM TRUCK ONE SOURCE, INC.
PROXY STATEMENT
FOR
2024 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors (the "Board") for use at the 2024 annual meeting of stockholders of Custom Truck One Source, Inc., a Delaware corporation ("CTOS" or the "Company"), and any postponements, adjournments or continuations thereof (the "Annual Meeting"). The Annual Meeting will be held on Thursday, June 13, 2024, at 9:00 a.m. Eastern Time via live webcast, and you will be able to participate online at www.virtualshareholdermeeting.com/CTOS2024. You may submit questions during the meeting and will be able to vote your shares electronically.
You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
How do I attend the Annual Meeting?
The meeting will be held on Thursday, June 13, 2024, at 9:00 a.m. Eastern Time. The Annual Meeting will be conducted via live webcast, and you will be able to participate online at www.virtualshareholdermeeting.com/CTOS2024. Information on how to vote in person at the Annual Meeting is discussed below.
To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.
Why is the Annual Meeting Virtual only?
Due to the prevalence and quality of virtual meeting technologies, and our focus on environmental stewardship, this year’s Annual Meeting will be virtual only. Holding the Annual Meeting as a virtual only meeting allows us to reach the broadest number of stockholders while maintaining our commitment to the environment.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of proxy materials?
The rules of the Securities and Exchange Commission (the "SEC") permit us to furnish proxy materials, including this proxy statement, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of the proxy materials unless you specifically request a printed copy. The Notice of Internet Availability of Proxy Materials will instruct you how to access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you how to submit your proxy on the Internet and how to vote by telephone. If you would like to receive a printed or emailed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.
Who can vote at the Annual Meeting?
Holders of shares of our common stock as of the close of business on April 17, 2024, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 240,827,417 shares of our common stock issued and outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of common stock is entitled to one vote on each proposal.
Registered Stockholders
If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as "stockholders of record."
Custom Truck One Source, Inc. 2024 Proxy Statement | 5

Street Name Stockholders
If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in "street name," and your broker, bank or other nominee is considered the stockholder of record with respect to those shares. If you are a beneficial owner of shares held in street name and do not have a 16-digit control number on the Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials, please contact your broker, bank or other nominee well in advance of the Annual Meeting for instructions on how to obtain a 16-digit control number and access the virtual meeting as a "stockholder." Instructions should also be provided on the voting instruction form provided by your broker, bank or other nominee. Without first obtaining your 16-digit control number and logging in as a "stockholder," you will still be able to attend the meeting by logging in as a guest; however, you will not be able to vote your shares or ask questions during the meeting. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as "street name stockholders."
What matters am I voting on?
You will be voting on:
■Proposal No. 1: the election of three Class B directors to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified;
■Proposal No. 2: an advisory vote to approve the compensation of the Company's named executive officers;
■Proposal No. 3: a proposal to amend the Custom Truck One Source, Inc. Amended and Restated 2019 Omnibus Incentive Plan to increase the number of shares available for the grant of awards from 14,650,000 shares to 20,650,000 shares;
■Proposal No. 4: the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and
■any other business as may properly come before the Annual Meeting.
How does the Board recommend I vote on these proposals?
Our Board recommends a vote:
■"FOR" the election of each of Marshall Heinberg, Louis Samson and David Wolf as a Class B director;
■"FOR" the approval, on an advisory basis, of the compensation of the Company's named executive officers;
■"FOR" the amendment to the Custom Truck One Source, Inc. Amended and Restated 2019 Omnibus Plan to increase the number of shares available for the grant of awards from 14,650,000 shares to 20,650,000 shares; and
■"FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.
How many votes are needed for approval of each proposal?
■Proposal No. 1 requires a plurality of the votes cast. "Plurality" means that the nominees who receive the largest number of votes cast "For" such nominees are elected as directors. As a result, any shares not voted "For" a nominee (including "Withhold" votes or broker non-votes) will have no effect on the outcome of the election. You may vote "For" or "Withhold" on each of the nominees for election as a director.
■Proposal No. 2 advisory approval requires the affirmative vote of a majority of votes cast (excluding abstentions and broker non-votes). Abstentions and broker non-votes will not be considered votes cast for this proposal and will have no effect on the vote for this proposal.
■Proposal No. 3 requires the affirmative vote of a majority of the votes cast (excluding abstentions and broker non-votes). Abstentions and broker non-votes will not be considered votes cast for this proposal and will have no effect on the vote for this proposal.
■Proposal No. 4 requires the affirmative vote of a majority of the votes cast (excluding abstentions and broker non-votes). Abstentions will not be considered votes cast for this proposal and will have no effect on the vote for this proposal. This proposal is a "routine" matter for which we do not expect any broker non-votes. Any broker non-votes will not be treated as votes cast and will have no effect on the vote for this proposal.
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What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our bylaws and Delaware law. The presence, in person or by remote communication, or represented by proxy, of a majority in voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
■by completing and mailing your proxy card (if you received printed proxy materials);
■by telephone: 1-800-690-6903, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 12, 2024 (use any touch-tone telephone to transmit your voting instructions and have your proxy card with you when you call and follow the instructions);
■by Internet prior to the meeting, at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 12, 2024 (have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form); or
■by Internet during the meeting, at www.proxyvote.com.
Even if you plan to join the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.
As discussed above, if you are a street name stockholder and do not have a 16-digit control number on the Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials, please contact your broker, bank or other nominee well in advance of the Annual Meeting for instructions on how to obtain a 16-digit control number and access the virtual meeting as a "stockholder." Instructions should also be provided on the voting instruction form provided by your broker, bank or other nominee. Without first obtaining your 16-digit control number and logging in as a "stockholder," you will still be able to attend the meeting by logging in as a guest; however, you will not be able to vote your shares or ask questions during the meeting.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 17, 2024.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote online, by telephone, by completing and mailing a proxy card or by attending and voting virtually at the Annual Meeting, your shares will not be voted.
Street Name Stockholder: Shares Registered in the Name of Broker, Bank or Other Nominee
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole "routine" matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are "non-routine" matters, absent direction from you.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" the election of each of the three nominees for director, “For” the approval, on an advisory basis, of our executive compensation, "For" the amendment to our Amended and Restated 2019 Omnibus Incentive Plan to increase the number of shares available for the grant of awards from 14,650,000 shares to 20,650,000 shares, and "For" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using the individual’s best judgment. If you are a street name stockholder and you do not vote or give voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will have discretion to vote your shares on our sole "routine" matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are "non-routine" matters, absent direction from you.
Custom Truck One Source, Inc. 2024 Proxy Statement | 7

Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time until 11:59 p.m. Eastern Time on Wednesday, June 12, 2024 by:
■entering a new vote by Internet;
■entering a new vote by telephone;
■completing and returning a later-dated proxy card;
■notifying Paul M. Jolas, Executive Vice President, General Counsel and Corporate Secretary of Custom Truck One Source, Inc., in writing, at Custom Truck One Source, Inc., 7701 Independence Avenue, Kansas City, Missouri 64125; or
You can also change your vote or revoke your proxy by attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, you may change your vote or revoke your proxy any time before the Annual Meeting by following the same procedure above. However, if you do not have a 16-digit control number on the Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials, please contact your broker, bank or other nominee to obtain the 16-digit control number.
What do I need to do to attend the Annual Meeting?
If you plan to participate in the meeting, you must be a holder of Company shares as of the record date of April 17, 2024.
On the day of the meeting, online check-in will begin at 8:45 a.m., Eastern Time. To join the Annual Meeting online, visit www.virtualshareholdermeeting.com/CTOS2024 and log in as a "stockholder" with your 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join as a "guest," but you will not be able to vote or ask questions.
Please allow ample time for online check-in. The online check-in procedures may be delayed.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board. Our Board has designated Ryan McMonagle and Paul M. Jolas as proxy holders. The shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder when properly dated, executed and returned. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
How are proxies solicited for the Annual Meeting?
Our Board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks, or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we deliver a single copy of our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of our proxy materials to any stockholder at a shared address
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to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such stockholder may contact us at:
Custom Truck One Source, Inc.
Attention: Investor Relations
7701 Independence Avenue
Kansas City, MO 64125
(816) 723-7906
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2025 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 27, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Custom Truck One Source, Inc.
Attention: Executive Vice President — General Counsel, Corporate Secretary
7701 Independence Avenue
Kansas City, Missouri 64125
Our bylaws also establish a notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in a notice of meeting given by or at the direction of our Board, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by our Board or the chairperson of the meeting or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for the 2025 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:
–not earlier than February 13, 2025; and
–not later than March 15, 2025.
If we hold the 2025 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by our Secretary not later than the 90th day prior to such annual meeting, or if later, the 10th day following the day on which public disclosure of the date of such annual meeting is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under the section titled "Stockholder Proposals" for stockholder proposals that are not intended to be included in a proxy statement.
In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In connection with our solicitation of proxies for our 2025 annual meeting of stockholders, we intend to file a proxy statement and WHITE proxy card with the SEC.

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Availability of Bylaws
A copy of our bylaws is available via the SEC’s website at http://www.sec.gov. You may also contact our Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

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PROPOSAL NO. 1
ELECTION OF CLASS B DIRECTORS
Our Board is currently composed of 11 members. In accordance with our certificate of incorporation, our Board is divided into three staggered classes of directors. At the Annual Meeting, three Class B directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board may have the effect of delaying or preventing changes in the control of the Company.
Nominees
Our Board has approved Marshall Heinberg, Louis Samson and David Wolf as nominees for election as a Class B director at the Annual Meeting. If elected, each of them will serve as directors until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified, or, if sooner, until each such director's earlier death, resignation, or removal. Each of the nominees is currently a director of the Company. For information concerning the nominees, please see the section titled "Board of Directors."
If you are a stockholder of record and you sign your proxy card or vote over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted "FOR" the election of each of Marshall Heinberg, Louis Samson and David Wolf as a Class B director. We expect that Marshall Heinberg, Louis Samson and David Wolf will each accept such nomination; however, if a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board to fill such vacancy. If you are a street name stockholder and you do not vote or give voting instructions to your broker, bank, or other nominee, your broker, bank, or other nominee will leave your shares unvoted on this matter.
Vote Required
The election of directors requires a plurality of the votes cast. Votes withheld or broker non-votes will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
EACH OF THE NOMINEES NAMED ABOVE.

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PROPOSAL NO. 2
Approval of the Compensation of our Named Executive Officers
As required by Section 14A of the Securities Exchange Act of 1934, as amended, this proposal seeks a stockholder advisory vote to approve the compensation of our named executive officers (each, an “NEO” and together, the “NEOs”) as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:
“Resolved, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative disclosures).”
As an advisory vote, this proposal is not binding on the Company, the Board of Directors, or the Compensation Committee. However, the Board of Directors and the Compensation Committee value the opinions that stockholders express in their votes and will consider the outcome of the vote when making future compensation decisions. Unless the Board modifies its policy on the frequency of “say-on-pay” advisory votes, the current frequency of shareholder advisory votes on executive compensation is every three years, and the next “say-on-pay” advisory vote will be held at the 2027 annual meeting of stockholders.

Vote Required
The approval, on an advisory basis, of the compensation of our NEOs requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will not be considered votes cast and will have no effect on the vote for this proposal.
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PROPOSAL NO. 3
APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED 2019 OMNIBUS INCENTIVE PLAN
In this Proposal No. 3, we are requesting stockholders approve and adopt an amendment to the Custom Truck One Source, Inc. Amended and Restated 2019 Omnibus Incentive Plan (the “2019 Omnibus Incentive Plan”) to (1) increase the total number of shares of common stock issuable under the plan by 6,000,000 shares from 14,650,000 shares to 20,650,000 shares, (2) increase the number of shares that may be issued under the 2019 Omnibus Incentive Plan upon the exercise of incentive stock options (“ISOs”) by 6,000,000 shares, from 14,650,000 shares to 20,650,000 shares, and (3) extend the term of the plan to expire ten (10) years from the date the Board approved the amendment to the 2019 Omnibus Incentive Plan. We refer to the proposed amendment as the "share increase amendment" and to the 2019 Omnibus Incentive Plan as proposed to be amended by the share increase amendment as the “Amended 2019 Plan.” Other than the foregoing updates, the share increase amendment does not make any changes to the terms of the 2019 Omnibus Incentive Plan.
Our Board has approved the share increase amendment subject to stockholder approval at the Annual Meeting. If approved by stockholders at the Annual Meeting the share increase amendment will be effective on the date of the Annual Meeting. If this proposal is not approved by our stockholders, the Amended 2019 Plan will not become effective, but the existing 2019 Omnibus Incentive Plan will remain in effect in accordance with its terms prior to the date the share increase amendment was approved by the Board and we may continue to grant awards under the 2019 Omnibus Incentive Plan in accordance with its existing terms and share reserve.
You are urged to read this entire proposal and the share increase amendment, which is attached as Annex A to this proxy statement. We believe that the approval of the share increase amendment is vital to assist our recruitment and efforts to retain key employees who are important to our success and to further align the interests of our management with the interests of our stockholders, and therefore, that this proposal is in the best interests of our stockholders.
Impact of Share Increase Amendment on Stockholder Dilution and Overhang
As of April 17, 2024, approximately 4,823,000 shares remained available for issuance under the 2019 Omnibus Incentive Plan. Based on our expectations for equity award grants in the coming years, the Board considered it in the best interests of the Company and its stockholders to approve the share increase amendment to ensure that we have the continued ability to grant equity and performance based compensation to officers, employees and directors, which our Board believes is an important aspect of our executive and employee compensation programs. Based upon (a) our expected grant practices and (b) the recent market prices of the Company's common stock, the shares requested under the share increase amendment are expected to be sufficient for approximately two to three years or more, noting that future circumstances, grant practices, or market or other conditions, which we cannot predict with certainty at this time, may result in a different outcome. The table below presents information regarding the shares that were subject to various outstanding equity awards under the 2019 Omnibus Incentive Plan as of April 17, 2024, the shares remaining available for issuance under the 2019 Omnibus Incentive Plan as of April 17, 2024 and the effect of the proposed increase to the share reserve under the Amended 2019 Plan.

	Number of Shares	Market Value ($)(1)
2019 Omnibus Incentive Plan
Options outstanding	73,333	383,532
Time-based RSUs outstanding	2,667,333	13,950,152
PSUs outstanding(2)	3,419,057	17,881,668
Shares remaining available for issuance	4,822,711	25,222,779
Proposed increase to share reserve pursuant to Amended 2019 Plan	6,000,000	31,380,000
(1) Based on the closing price of our common stock on April 17, 2024 of $5.23 per share.
(2) PSUs shown at target
Dilution and Overhang
As of April 17, 2024, simple dilution arising from our equity compensation programs was 4.9%. Simple dilution was calculated as the total overhang (outstanding options and restricted and performance stock units) of 7,042,194 shares plus
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4,822,711 shares that remained available for issuance under the 2019 Omnibus Incentive Plan divided by the total common shares outstanding as of April 17, 2024 of approximately 240,827,000 shares. With the approval of the share increase amendment, simple dilution would be 7.4% using the above calculation and substituting 10,822,711 shares that would be issuable under the Amended 2019 Plan for the 4,822,711 shares that remained issuable under the 2019 Omnibus Incentive Plan as of April 17, 2024.
Summary of the Material Terms of the Amended 2019 Plan
This section summarizes certain principal features of the Amended 2019 Plan. The summary is qualified in its entirety by reference to the complete text of the Amended 2019 Plan and the share increase amendment, which is attached to this proxy statement as Annex A.
Administration
The Amended 2019 Plan will continue to be administered by the Compensation Committee of our Board. Among the Compensation Committee’s powers is to determine the form, amount and other terms and conditions of awards; clarify, construe or resolve any ambiguity in any provision of the Amended 2019 Plan or any award agreement; amend the terms of outstanding awards; and adopt such rules, forms, instruments and guidelines for administering the Amended 2019 Plan as it deems necessary or proper. The Compensation Committee has authority to administer and interpret the Amended 2019 Plan, to grant discretionary awards under the Amended 2019 Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares to be covered by each award, to make all other determinations in connection with the Amended 2019 Plan and the awards thereunder as the Compensation Committee deems necessary or desirable and to delegate authority under the Amended 2019 Plan to our executive officers.
Award Limits
The maximum aggregate number of shares of common stock that may be issued pursuant to awards granted under the Amended 2019 Plan is 20,650,000 shares. Shares issued under the Amended 2019 Plan may be authorized but unissued shares, shares purchased in the open market or treasury shares. The Amended 2019 Plan also includes annual limits on awards that may be granted to non-employee directors. The maximum aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718 (or any successor thereto), of awards granted to a non-employee director for services as a director under the Amended 2019 Plan during any fiscal year may not exceed $700,000 per year; provided that such limit shall not apply in the first fiscal year of a director’s service with the Company if the awards in excess of such amount are approved by other directors not receiving comparable or similar awards; provided further, that the administrator may make exceptions to such limit in extraordinary circumstances as long as the non-employee director receiving the additional compensation does not participate in the decision to award such compensation or in any other contemporaneous compensation decisions involving non-employee directors.
Share Counting Provisions
If an award under the Amended 2019 Plan is terminated, expires or lapses, or is exchanged for cash, surrendered, repurchased, cancelled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring shares covered by the award at a price not greater than the price (as adjusted to reflect any equity restructuring) paid by the participant for the shares or not issuing any shares covered by the award, the unused shares covered by the award will, as applicable, become or again be available for award grants under the Amended 2019 Plan. With respect to stock appreciation rights and stock options settled in shares of common stock, upon settlement, only the number of shares delivered to a participant will count against the number of shares available for issuance pursuant to the Amended 2019 Plan. If any shares are withheld to satisfy tax withholding obligations on an award issued under the Amended 2019 Plan, the number of shares withheld shall again be available for purposes of awards under the Amended 2019 Plan. Any award under the Amended 2019 Plan settled in cash shall not be counted against the foregoing maximum share limitations. Dividend equivalents paid in cash will not be counted against the number of shares reserved under the Amended 2019 Plan.
Eligibility
Employees, consultants and non-employee directors of the Company or any of its subsidiaries (as defined in the Amended 2019 Plan) who, in the opinion of the administrator of the Amended 2019 Plan, are in a position to make important contributions to the Company are eligible to participate in the Amended 2019 Plan. Currently, approximately 2,600 employees and 6 non-employee directors are eligible to participate in the Amended 2019 Plan; no consultants have been identified as eligible to participate in the Amended 2019 Plan.
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Types of Awards
The Amended 2019 Plan provides for the grant of stock options, including incentive stock options and non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock or cash based awards. Certain awards under the Amended 2019 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Internal Revenue Code of 1986, as amended, (the "Code"), which may impose additional requirements on the terms and conditions of such awards. Awards to eligible individuals shall be subject to the terms of an individual award agreement between the Company and the individual, which must be signed indicating its acceptance by the participant. A brief description of each award type follows. The Company generally does not presently expect to receive any consideration (other than service) for the granting or extension of awards.
Stock Options
Stock options may be granted under the Amended 2019 Plan, including both incentive stock options and non-qualified stock options, which provide the holder a right to purchase shares of common stock at a specified exercise price. The exercise price per share for each stock option shall be set by the administrator of the Amended 2019 Plan, but shall not be less than the fair market value on the date of the grant (or 110% of the fair market value in the case of an incentive stock option granted to an individual who, on the date of the grant, owns or is deemed to own shares representing more than 10% of the stock of the Company). The term of any option award may not be longer than 10 years (or five years in the case of an incentive stock option granted to a 10% stockholder of the Company). The administrator of the Amended 2019 Plan will determine the time period for exercise of each award, including the time period for exercise following a termination of service by the recipient, subject to the 10-year limitation.
Stock Appreciation Rights
The administrator of the Amended 2019 Plan is authorized to grant stock appreciation rights to eligible recipients in its discretion, on such terms and conditions as it may determine, consistent with the Amended 2019 Plan. A stock appreciation right entitles the holder to exercise the stock appreciation right to receive payment or acquire shares of the Company’s common stock upon exercise within a specified time period from the date of the grant. Subject to the provisions of the stock appreciation right award agreement, the recipient may receive from the company an amount determined by multiplying the difference between the price per share of the stock appreciation right and the value of the share on the date of exercise by the number of shares of common stock subject to the award. The maximum term for which stock appreciation rights may be exercisable under the Amended 2019 Plan is 10 years.
Restricted Stock
The administrator of the Amended 2019 Plan may make awards of restricted stock to eligible individuals in such amounts and at purchase prices to be established by the administrator in connection with each award. Such awards will be subject to restrictions and other terms and conditions as are established by the administrator. Upon issuance of restricted stock, recipients generally have the rights of a stockholder with respect to such shares, subject to the limitations and restrictions established by the administrator in the award program or the individual award agreement. Such rights generally include the right to receive dividends and other distributions in relation to the award; however, if determined by the administrator, dividends with respect to unvested shares of restricted stock may be withheld and paid to the recipient only if and when the underlying shares vest.
Restricted Stock Units
The Amended 2019 Plan authorizes awards of restricted stock units to eligible individuals in amounts and at purchase prices and upon such other terms and conditions as are established by the administrator for each award. Restricted stock unit awards entitle recipients to acquire shares of common stock in the future under certain conditions. Holders of restricted stock units generally have no rights of ownership or as stockholders in relation to the award, unless and until the restrictions lapse and the restricted stock unit award vests in accordance with the terms of the grant and actual shares are issued in settlement of the award. Restricted stock units may be accompanied by the right to receive the equivalent value of dividends paid on shares of common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The administrator may provide that settlement of restricted stock units will occur upon or as soon as reasonably practicable after the restricted stock units vest or will instead be deferred, on a mandatory basis or at the participant’s election, in a manner intended to comply with Section 409A of the Code.
Other Stock or Cash Based Awards
Other stock or cash based awards are awards of cash, fully vested shares of common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of common stock. Other stock or cash based awards may be granted to
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participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation otherwise payable to any individual who is eligible to receive awards. The administrator will determine the terms and conditions of other stock or cash based awards, including any purchase price, performance goals (which may be based on performance criteria), transfer restrictions and vesting conditions.
Performance Based Awards
For purposes of the Amended 2019 Plan, one or more performance criteria may be used in setting performance goals applicable to stock or cash based awards, which performance criteria may include but will not be limited to: gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee engagement; recruitment and retention of talent; human capital management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease, peer group results, or market performance indicators or indices.
The administrator may also exclude the impact of an event or occurrence which the administrator determines should be appropriately excluded, such as (1) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges; (2) an event either not directly related to our operations or not within the reasonable control of management; or (3) a change in accounting standards required by generally accepted accounting principles. Performance goals may also be based on an individual participant’s performance goals, as determined by the Compensation Committee. In addition, all performance goals may be based upon the attainment of specified levels of our performance, or the performance of a subsidiary, division or other operational unit, under one or more of the measures described above relative to the performance of other corporations. The administrator may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.
Change in Control and Certain Other Transactions
The administrator of the Amended 2019 Plan has broad discretion to take action under the Amended 2019 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of a change in control or certain other transactions and events affecting common stock, such as dividends or other distributions (whether in the form of cash, common stock, other securities, or other property), reorganizations, mergers, consolidations, and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the administrator will make equitable adjustments to outstanding awards.
Amendment and Termination
The administrator may amend, suspend or terminate the Amended 2019 Plan at any time. However, no amendment may materially and adversely affect an award outstanding under the Amended 2019 Plan without the consent of the affected participant. The Board is required to obtain stockholder approval for any amendment to the Amended 2019 Plan to the extent necessary to comply with applicable laws.
Forfeiture and Claw-backs
All awards (including any proceeds, gains or other economic benefit obtained in connection with any award) made under the Amended 2019 Plan are subject to any claw-back policy implemented by the Company, including any claw-back policy adopted to comply with the requirements of applicable law (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or award agreement.
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Term
The Amended 2019 Plan is scheduled to expire on the 10-year anniversary of the date the Board approved the share reserve amendment, unless terminated earlier by the Board. Awards may not be made under the Amended 2019 Plan after its expiration, but the Amended 2019 Plan will continue to govern awards that remain outstanding under it.
United States Federal Income Tax Consequences
The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participants’ particular circumstances.
Incentive Stock Options
No income will be recognized by a participant for United States federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to a participant upon exercise of an incentive stock option is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, a participant may be subject to alternative minimum tax as a result of the exercise.
Non-qualified Stock Options
No income is expected to be recognized by a participant for United States federal income tax purposes upon the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a non-qualified stock option will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. Non-qualified stock options are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.
Stock Appreciation Rights
There is expected to be no United States federal income tax consequences to either the participant or the employer upon the grant of SARs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any common stock received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Restricted Stock
If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for United States federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for United States federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted
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stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.
Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.
If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for United States federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefore. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.
Restricted Stock Units
There will be no United States federal income tax consequences to either the participant or the employer upon the grant of restricted stock units. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of common stock in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Limitation on the Employer’s Compensation Deduction
Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million.
Excess Parachute Payments
Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the Amended 2019 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20 % excise tax on the amount thereof.
Application of Section 409A of the Code
Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and restricted stock unit programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted non -qualified stock options and appreciation rights if no deferral is provided beyond exercise, or restricted stock.
The awards made pursuant to the Amended 2019 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the Amended 2019 Plan are not exempt from coverage. However, if the Amended 2019 Plan fails to comply with Section 409A of the Code in operation, a participant could be subject to the additional taxes and interest.
State and local tax consequences may, in some cases differ from the federal tax consequences. The foregoing summary of the United States federal income tax consequences in respect of the Amended 2019 Plan is for general information only.
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Interested parties should consult their own advisors as to specific tax consequences of their awards.
The Amended 2019 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.
New Plan Benefits
Except with respect to grants to certain non-employee directors pursuant to our non-employee director equity compensation program, the number of awards that our NEOs, other executive officers, other employees and non-employee directors may receive under the Amended 2019 Plan will be determined in the discretion of the Compensation Committee in the future, and the Compensation Committee has not made any determination to make future grants to any persons under the Amended 2019 Plan as of the date of this proxy statement. Therefore, other than as set forth below, it is not possible to determine the benefits that will be received in the future by participants in the Amended 2019 Plan.

Name and Position	Dollar Value ($)	Number of Units
Ryan McMonagle (Chief Executive Officer)	—	—
Fred Ross (Former Chief Executive Officer)	—	—
Christopher J. Eperjesy (Chief Financial Officer)	—	—
Joseph Ross (President — Sales)	—	—
Thomas Rich (President — Rentals)	—	—
Paul M. Jolas (Executive Vice President, General Counsel and Corporate Secretary)	—	—
All current executive officers as a group	—	—
All employees who are not executive officers	—	—
All non-employee directors as a group	975,000	173,179 (1)
(1) Pursuant to our Director Equity Program, each of our non-employee directors receives an automatic annual grant of restricted stock units on April 1 of each year determined by dividing $125,000 (or $225,000 for the chair of our Board) by the average closing price of one share of our common stock on the NYSE for the period of five trading days ending on March 31 of the applicable year (rounded to the nearest whole share). Amount shown represents the number of restricted stock units that would be granted based on the per share value of $5.63 which was the average closing price of one share of our common stock for the period of five trading days ending on March 31, 2024.
Plan Benefits
The following table sets forth, with respect to the individuals and groups identified therein, information regarding stock options, restricted stock awards and performance share awards that have been granted1 to such individuals and groups under the 2019 Omnibus Incentive Plan from its effectiveness in 2019 through April 17, 2024:
1 NOTE: The awards in this table represent shares granted for accounting purposes. To discuss with Latham if the remaining "ungranted" PSU Tranche 2 awards need to be included in the table.
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Name and Position	Number of Stock Options	Number of Restricted Stock Units
Ryan McMonagle (Chief Executive Officer)	—	1,300,000
Fred Ross (Former Chief Executive Officer)	—	1,400,000
Christopher J. Eperjesy (Chief Financial Officer)	—	540,000
Joseph Ross (President — Sales)	—	800,000
Thomas Rich (President — Rentals)	—	800,000
Paul M. Jolas (Executive Vice President, General Counsel and Corporate Secretary)	—	270,000
All Current Executive Officers as a Group (6 persons)	—	5,110,000
All Current Non-Employee Directors as a Group (6 persons)	40,000	484,238
Marshall Heinberg, director nominee	—	123,849
Louis Samson, director nominee	—	—
David Wolf, director nominee	—	—
Each associate of any directors, executive officers or nominees	—	—
Each other person who received or is to receive five percent of such options, warrants and rights	—	—
All Non-Executive Officer Employees as a Group (52 Persons)(1)	2,770,410	6,873,135
(1) Includes all current and former non-executive officers and employees.
Interest of Certain Persons in the Amended 2019 Plan
Stockholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the share increase amendment because they may in the future receive awards under the Amended 2019 Plan. Nevertheless, the Board believes that it is important to provide incentives and rewards for superior performance and the retention of experienced directors and officers by approving the share increase amendment.
Vote Required
The approval of the share increase amendment requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will not be treated as votes cast and will have no effect on the vote for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE AMENDMENT TO OUR AMENDED AND RESTATED 2019 OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR THE GRANT OF AWARDS FROM 14,650,000 SHARES TO 20,650,000 SHARES.

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PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm selected to audit our consolidated financial statements and internal controls over financial reporting. Our Audit Committee has appointed Ernst & Young LLP ("EY"), an independent registered public accounting firm, to audit our consolidated financial statements and the internal controls over financial reporting for our fiscal year ending December 31, 2024. EY has served as the Company's independent registered public accounting firm since 2021.
Notwithstanding the appointment of EY, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of the Company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Our Audit Committee is submitting the appointment of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of EY, our Audit Committee may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to the Company by EY for our fiscal years ended December 31, 2023 and 2022.

	2023	2022
Audit Fees(1)	$2,874,000	$2,889,000
Audit-Related Fees(2)	336,000	249,000
Tax Fees(3)	87,000	—
All Other Fees	—	—
Total Fees	$3,297,000	$3,138,000
(1) Audit Fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with regulatory filings, including audited financial statements presented in our Annual Report on Form 10-K and financial information included in our Form 10-Q for the respective period.
(2) Audit-Related Fees consist of fees related to registration statements and procedures performed in connection with merger and acquisition activities.
(3) Tax Fees consist of fees for professional services for tax compliance and tax advice. These services include consultation on tax matters and assistance regarding federal, state and international tax compliance.
Auditor Independence
In our fiscal years ended December 31, 2023 and 2022, there were no other professional services provided by EY, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of EY.
Audit Committee Pre-Approval Policies and Procedures
Based on the Audit Committee Charter, the Audit Committee or the chair of the Audit Committee must pre-approve any audit and non-audit services provided to the Company by the independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if such service falls within available exceptions under SEC rules. Our Audit Committee has pre-approved all services performed and to be performed by the Company’s independent registered public accounting firms.
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Vote Required
The ratification of the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes, if any, will have no effect on the vote for this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM.

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BOARD OF DIRECTORS
Composition of the Board of Directors
Our business and affairs are managed by and under the direction of our Board. Our bylaws provide that, subject to our Amended and Restated Stockholders’ Agreement and our Third Amended and Restated Certificate of Incorporation (the "Charter"), the total number of directors constituting the Board shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
On April 1, 2021, a subsidiary of Nesco Holdings, Inc. ("Nesco") acquired Custom Truck One Source, L.P. ("Custom Truck LP") (the "Acquisition"), and Nesco changed its name to "Custom Truck One Source, Inc." ("we," "our," "us," "CTOS" or "the Company"). In connection with the Acquisition, an affiliate of Platinum Equity, LLC (“Platinum”) made an investment and became the majority stockholder of the Company. Certain affiliates of Capitol Acquisition Management IV LLC and Capitol Acquisition Founder IV LLC ("Capitol") retained their ownership positions in the Company.
In connection with the Acquisition, the Company, Platinum, certain affiliates of Energy Capital Partners (“ECP”), Capitol and certain other shareholders and members of the Company’s management entered into an Amended and Restated Stockholders’ Agreement, effective upon consummation of the Acquisition, which was further amended and restated on April 14, 2023 (as amended and restated, the "Amended and Restated Stockholders’ Agreement"). The Amended and Restated Stockholders’ Agreement provides that so long as Platinum beneficially owns 50% or more of our common stock issued and outstanding (the "Platinum Director Nomination Threshold"), Platinum has the right to designate up to seven nominees for the election to the Board, three of whom are required to be independent directors. Each Platinum designee director who is not an independent director will have the number of votes as determined in accordance with Article Fifth of the Charter. In addition to the foregoing, so long as Platinum beneficially owns a number of shares of our common stock that is (a) equal to or greater than 30% of the total number of shares of common stock issued and outstanding and (b) greater than the number of shares of common stock owned by any other person or group of affiliated persons (the "Platinum Ownership Threshold"), Platinum also has the right to (i) designate any number of directors described in the second sentence of this paragraph, so long as the total number of votes of all such designees does not exceed the total number of votes constituting a majority of all votes of all directors minus one and (ii) designate up to two additional nominees for election to the Board, each of such designated directors pursuant to (i) or (ii) shall have a number of votes in accordance with Article Fifth of the Charter.
Pursuant to the Amended and Restated Stockholders’ Agreement, ECP has the right to designate one nominee for the election to the Board so long as it beneficially owns at least 4.5% of our common stock, and Capitol has the right to designate one nominee for the election to our Board so long as it beneficially owns at least 50% of the common stock it held as of the closing of the Acquisition. Additionally, the Chief Executive Officer of the Company shall hold a seat on the Board. Except as set forth above with respect to the Platinum designee directors, each director has one vote in any matter submitted to the Board for its consideration.
Our Board currently consists of 11 directors. In addition to Messrs. McMonagle and Ross, both CTOS employees, Messrs. Bader, Samson, Heinberg, Glatt, Wolf and Ms. Nelson and Vice Admiral Jackson are Platinum nominees, Mr. D’Argenio is an ECP nominee, and Mr. Ein is a Capitol nominee.
Terms and Classes of Directors
Our Board is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Messrs. Bader, D’Argenio, Ein, and Heinberg, Vice Admiral Jackson, and Ms. Nelson, representing six of our 11 directors, are "independent" as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. Pursuant to the Amended and Restated Stockholders’ Agreement and the Charter, each of Messrs. Samson, Glatt and Wolf has three votes on the Board.

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Biographies
The following table sets forth the names, ages as of April 17, 2024, and certain other information for each of the members of our Board with terms expiring at the Annual Meeting and for each of the continuing members of our Board:

Name	Class	Independent	Age	Director Since	Audit Committee	Compensation Committee	Current Term Expires	Expiration of New Term
Nominees for Director
Marshall Heinberg	B	Yes	67	2021	• (F)		2024	2027
Louis Samson	B	No	51	2021			2024	2027
David Wolf	B	No	48	2021		•	2024	2027
Continuing Directors
Fred Ross	C	No	66	2021			2025	2025
Georgia Nelson	C	Yes	74	2021	•	Chair	2025	2025
Mary Jackson	C	Yes	57	2022	•	•	2025	2025
Ryan McMonagle	C	No	46	2023			2025	2025
Paul Bader	A	Yes	65	2021	Chair(F)		2026	2026
Rahman D'Argenio	A	Yes	45	2019		•	2026	2026
Mark D. Ein	A	Yes	59	2019			2026	2026
David Glatt	A	No	47	2021			2026	2026
(F) Audit Committee Financial Expert
Nominees for Director
Marshall Heinberg
Mr. Heinberg is the founder of, and since 2012 has served as Managing Director of, MAH Associates, LLC, which provides strategic advisory and consulting services to various companies. Mr. Heinberg serves on the board of directors of the publicly held company ContextLogic Inc., where he also serves as the chair of the nominating and corporate governance committee and a member of the audit committee. Mr. Heinberg served as chairman of the board of directors and on the compensation and audit committees of the publicly held company PAE Inc. from February 2020 until its acquisition by Amentum Government Services Holdings LLC in February 2022. Mr. Heinberg also served on the board of directors, including the audit and compensation committees, of the publicly held company ChannelAdvisor from December 2019 until the Company was acquired by CommerceHub in November 2022. Mr. Heinberg served as the Chairman of the Transaction Committee for ChannelAdvisor until the company was acquired. From 2015 to July 2020, he served as a senior advisor to Burford Capital, a litigation finance company. He served as executive chairman of the board of directors of Ecology and Environment Inc., a publicly traded environmental consulting firm, from September 2018 until its acquisition by WSP Global Inc. in December 2019, and on its board of directors, audit and compensation committees from April 2017 until the acquisition. Mr. Heinberg began his investment banking career in 1987 in the corporate finance division of Oppenheimer & Co. Inc., which was acquired by the Canadian Imperial Bank of Commerce, or CIBC, in 1997. He served as head of the investment banking department and as a senior managing director of Oppenheimer from 2008 until 2012, and as the head of U.S. investment banking at CIBC World Markets from 2001 until 2008. Mr. Heinberg serves on the board of directors of Union Carbide Corporation, a subsidiary of The Dow Chemical Company. He was also previously a director of Universal Biosensors, Inc. until March 2021 and a director of the publicly traded company Galmed Pharmaceuticals Limited until June 2022. Mr. Heinberg received a B.S. in economics from the University of Pennsylvania Wharton School of Business and a J.D. from Fordham Law School. The Board believes that Mr. Heinberg’s extensive financial and business knowledge and experience allow him to make valuable contributions to the Board.
Mr. Heinberg was selected to serve on our Board due to his experience in finance and management.
Louis Samson
Mr. Samson is Co-President at Platinum Equity, where he leads its New York, Greenwich and London-based investment teams, manages the operations of those offices and is a member of Platinum Equity’s Investment Committee. Mr. Samson joined Platinum Equity in 2007. He oversees M&A transactions executed by his teams and, together with Platinum Equity’s Operations Team, also provides oversight to portfolio companies following their acquisition. Prior to joining Platinum Equity, Mr. Samson was a Managing Director in the Mergers & Acquisitions Group at CIBC World Markets, the investment banking subsidiary of the Canadian Imperial Bank of Commerce. Prior to his role at CIBC World Markets, Mr. Samson was a Mergers &
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Acquisitions attorney at Stikeman Elliott LLP, a Canadian law firm. Mr. Samson is a graduate of Ottawa University Law School and Le Petit Seminaire de Quebec College. Mr. Samson previously served as director of PAE Inc.
Mr. Samson was selected to serve on our Board due to his experience in finance and management.
David Wolf
Mr. Wolf joined Platinum Equity in 2009 and is a Managing Director and the M&A Finance Lead of the firm’s East Coast deal team. Mr. Wolf is responsible for due diligence, underwriting and execution of acquisition and divestiture transactions out of Platinum Equity’s flagship buyout funds in collaboration with other East Coast deal team leadership. Upon acquisition, Mr. Wolf works closely with acquired companies’ management teams to optimize financial operations. Mr. Wolf held past and holds current roles on the Operating Councils of all investments made out of Platinum Equity’s East Coast deal team since its inception. Prior to joining Platinum Equity, Mr. Wolf held senior roles at Ernst & Young for approximately 10 years in their Transaction Advisory Services practice in Chicago, Miami and New York. At Ernst & Young, Mr. Wolf worked with various leading private equity and corporate clients, advising them on buy and sell side transactions and strategic projects. He is a Certified Public Accountant in the state of Illinois (license currently inactive) and received his bachelor’s degree in Accountancy from the University of Illinois at Urbana-Champaign.
Mr. Wolf was selected to serve on our Board due to his experience in finance and management.
Continuing Directors
Fred Ross
Mr. Ross founded Custom Truck & Equipment, LLC, the predecessor to Custom Truck, in 1996 and was actively involved in all aspects of the specialty equipment business, including the entry into new markets and product categories, growing CTE to become one of the leading specialty equipment sales and rental companies. Mr. Ross was the Chief Executive Officer of CTE until affiliates of Blackstone purchased a majority interest in CTE in February 2015, along with several other entities, forming Custom Truck. Mr. Ross served as the Chief Executive Officer of Custom Truck until March 20, 2023, when he assumed the role of Founder. Mr. Ross has been a member of Custom Truck’s board of directors since its acquisition by Blackstone.
Mr. Ross was selected to serve on our Board due to his knowledge of the Company and our business.
Georgia Nelson
Prior to her retirement in June 2019, Ms. Nelson was President and CEO of PTI Resources, LLC, an independent consulting firm, since 2005. Prior to this role, Ms. Nelson retired in 2005 from Edison International, where she had been President of Midwest Generation EME, LLC since 1999 and General Manager of Edison Mission Energy Americas since 2002. Her business responsibilities have included management of regulated and unregulated power operations and a large energy trading subsidiary as well as the construction and operation of power generation projects worldwide. She has had extensive experience in business negotiations, environmental policy matters and human resources. She has served as a director of Cummins Inc since 2004, Ball Corporation since 2006, and Sims Metal Management Limited since 2014. In December 2017, she retired as a director of CH2M Hill Companies Ltd., a privately-held company, where she had served as a director since 2010. In May 2021, she retired as director of TransAlta Corporation, where she had served as a director since 2014. She serves on the advisory committee of the Kellogg Center for Executive Women at Northwestern University. In November 2012, Ms. Nelson was named to the 2012 National Association of Corporate Directors (NACD) Directorship 100 in recognition of exemplary leadership in the boardroom and promoting the highest standards of corporate governance. Ms. Nelson is an NACD Board Fellow. Ms. Nelson received a Bachelor’s degree from Pepperdine University and an MBA from the University of Southern California.
Ms. Nelson was selected to serve on our Board due to her knowledge of the Company and our business.
Mary Jackson
Vice Admiral Jackson retired in July 2020 after over three decades of service in the United States Navy. She began her career as a Surface Warfare Officer serving on and off Navy warships achieving command of USS McFAUL (DDG 74), an Arleigh Burke class destroyer. She subsequently went on to command the Navy’s largest Navy base, Naval Station Norfolk, where she was the equivalent of a city manager or Mayor for a city with a population of 64,000 people, managing operational and service industries while managing the Navy’s relationship with local agencies, surrounding communities, regulators, and national media. Upon selection as a Flag Officer, she served in Shore Installation Regional and Enterprise level (Navy Installations Command) assignments, ultimately accountable for $7.5 billion and 53,000 personnel, and executed efficient and effective operational, material and personnel programs from facility management, utilities, port and air operations, security, crisis response, and Sailor/family support services (lodging, food services, childcare, fitness) for 71 Navy installations across 10 Regions providing global support to the Navy and Joint forces.
Currently, Vice Admiral Jackson remains engaged through a portfolio of activities, including service as an Independent
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Director, consulting as an advisor to clients, and serving as a board member for the Greater Jacksonville Area USO and the Surface Navy Association. Additionally, she serves on the board of Victory Capital Holdings (NASDAQ: VCTR), is a member of the Steven A. Cohen Military Family Clinic at Centerstone Jacksonville Advisory Council and serves on the Blue Star Families Racial Equity Committee. She served as a director of PAE Inc. and on the compensation and audit committees from April 2021 until its acquisition by Amentum Government Services Holdings LLC in February 2022.
Vice Admiral Jackson holds a Bachelor's Degree in Physics (Oceanography emphasis) from the United States Naval Academy and a Master's degree in Engineering Management from George Washington University.
Vice Admiral Jackson was selected to serve on our Board due to her experience in management and knowledge of our business.
Ryan McMonagle
Mr. McMonagle became the Chief Executive Officer of Custom Truck One Source on March 20, 2023. He joined Custom Truck as CFO in 2015, following Blackstone’s investment. He became Chief Operating Officer of Custom Truck One Source in 2017 and President in 2021. Previously, Mr. McMonagle was CFO of Sound United and DEI Holdings, a portfolio company of Charlesbank Capital Partners, where he was responsible for the continued integration of multiple businesses: Polk Audio, Definitive Technology, and Directed Electronics. Mr. McMonagle was previously CFO and Chief Development Officer for Smashburger, a portfolio company of Consumer Capital Partners. Mr. McMonagle started his career at Bain and Company. Mr. McMonagle received his MBA from Harvard Business School and Bachelor’s degree in finance from Southern Methodist University.
Paul Bader
Mr. Bader has served as an adjunct professor at the Leventhal School of Accounting at the University of Southern California since January 2018. He was a partner in the New York office of Ernst & Young LLP until his retirement in 2016. Mr. Bader held several roles at Ernst & Young over the course of his career, including Partner in Charge of the NY International Tax Practice, Managing Partner of the NY Tax Practice, Managing Partner of Metro NY area, Vice Chair of the Americas M&A practice, Americas Private Equity practice and the Americas Director of Strategy. Mr. Bader spent the last seven years of his career at Ernst & Young consulting with digital media companies on their global operations. Mr. Bader currently serves on the board of directors and as a member of the nominating and governance committee, the compensation committee and the audit committee chair of Interior Logic Group. Mr. Bader previously served on the board of directors and as a member of the nominating and governance committee, the compensation committee and the audit committee chair of PAE Inc. He has also served on the boards of Carnegie Hall, the Citizens Budget Commission and the American Red Cross. Mr. Bader received his BS in accounting and his MA in taxation from the University of Southern California. Mr. Bader is qualified to serve as a director due to his accounting expertise and significant experience advising public companies on accounting and financial reporting matters.
Rahman D’Argenio
Mr. D’Argenio joined Energy Capital Partners in 2010 and is currently a partner and member of ECP’s Investment Committee where he is involved in all areas of the firm’s investment activities, with particular emphasis on fossil and renewable power generation and energy related services. Prior to joining ECP, Mr. D’Argenio spent seven years at First Reserve Corporation, an international energy-focused private equity firm based in Greenwich, Connecticut, where his responsibilities included a leadership role in power, financial services and coal-related investments. Prior to that, Mr. D’Argenio worked in the Energy & Utilities Investment Banking Group at Deutsche Bank Securities for approximately three years. Prior to that, Mr. D’Argenio began his career in the structured finance group at Sempra Energy Trading. Mr. D’Argenio currently serves on the boards of Sunnova Energy International Inc., Reflectance Energy GP, LLC, Pivot Energy Holdings GP, LLC, Transit Energy Group Holdings, LLC, Avolta Renewable Holdings, LLC, Nacelle Logistics, LLC and Braya Renewable Fuels (Newfoundland), LP. Previously, Mr. D’Argenio served on the boards of Brayton Point Power, LLC, EquiPower Resources Corp., Odessa Power Holdings, LLC, PLH Group, Inc., and Red Oak Power Holdings, LLC. Mr. D’Argenio received a BA in Mathematics and Economics from the University of Pennsylvania.

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Mark D. Ein
Mark Ein is an investor, entrepreneur and philanthropist, who has created, acquired, invested in and built a series of growth companies across a diverse set of industries over the course of his 30-year career. During this time, Mr. Ein has been involved in the founding or early stages of six companies that have been worth over one billion dollars and has led over $3 billion of private equity, venture capital and public company investments.
Mr. Ein is the Founder, Chairman and CEO of investment firms Capitol Investment Corp and Venturehouse Group that both create, invest in and build growth businesses in a range of industries. Among the current majority-owned companies in the portfolios are; Lindblad Expeditions Holdings, Inc. (NASDAQ:LIND), a global leader in marine expedition travel and a private sector thought leader on environmental conservation, where he serves as Co-Chairman, and Kastle Systems, the country's leading provider of proptech and security systems for commercial real estate, where he serves as Executive Chairman.
Mr. Ein is currently also a member of the board of Soho House & Co. (NYSE:SHCO) and Doma Holdings, Inc. (NYSE:DOMA).
Mr. Ein is also the Founder and Owner of MDE Sports, which owns the Mubadala Citi Open tennis tournament in Washington, D.C. (one of the five largest tennis events in the United States), the Washington Justice esports franchise in the Overwatch League, and the Washington City Paper, the renowned local media company serving the Washington, D.C. metropolitan area since 1981.
In February, 2023, Mr. Ein was nominated by President Biden to be Chairman of his President’s Export Council. A native of the Washington area, he actively supports many community, charitable and cultural organizations and currently serves on the boards of the DC Public Education Fund (as Chairman since 2010, the Fund has raised $200 million of philanthropic support for D.C. Public Schools), DC College Access Program (DC-CAP), and DC Policy Center (Co-Founder). He currently serves as a Presidential Appointee to the Board of the United States Tennis Association (USTA), having previously served on the board from 2012-2018 (serving as a Vice President of the Board from 2016-2018). Mr. Ein has been a member of the World Economic Forum since 2016, and the Gridiron Club, the oldest and one of the most prestigious journalistic organizations in Washington, DC.
He has won numerous awards, including the Washington Business Hall of Fame, Washington, D.C. Business Leader of the Year from the Chamber of Commerce in 2011 and 2019, the Jefferson Award (the nation’s highest honor for public service), Washington Business Journal Top Corporation for Philanthropy (Small Companies), Washington Business Journal Power 100, Entrepreneur of the Year Awards from Ernst and Young and the National Foundation for Teaching Entrepreneurship (NFTE). In September 2009, Washington, D.C. Mayor Adrian Fenty presented Mr. Ein with the Key to the City, highlighting his Washington Kastles success on the court and, "for their commitment to the District’s communities and our youth."
Prior to starting his firm, Mr. Ein worked for The Carlyle Group, Brentwood Associates, and Goldman Sachs. He received a B.S. in Economics with a concentration in finance from the Wharton School of the University of Pennsylvania and his M.B.A. from the Harvard Business School.
David Glatt
Mr. Glatt joined Platinum Equity in 2008 and is currently a Managing Director. Mr. Glatt leads a team that is responsible for the structuring and execution of transactions, as well as post-acquisition monitoring and oversight of operational performance at certain portfolio companies. Mr. Glatt currently oversees Platinum’s investments in United Site Services, Jostens, Hunterstown Power Generation and Electro Rent and previously had responsibility for overseeing Maxim Crane, The San Diego Union-Tribune, American Commercial Lines, PBH Marine Group, Nesco and BlueLine Rental. Prior to joining Platinum in 2008, Mr. Glatt worked in the M&A Group at CIBC World Markets in New York. Mr. Glatt received a bachelor’s degree from the University of Pennsylvania and an MBA from Columbia University.

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CORPORATE GOVERNANCE MATTERS
Controlled Company Status
Our common stock is listed on the NYSE. The New York Stock Exchange Listed Company Manual ("NYSE Rules") generally requires a majority of independent directors to serve on the Board. In addition, the NYSE Rules generally require all of the members of a company’s audit committee, compensation committee, and nominating and governance committee to be independent directors. We qualify as a "controlled company" as defined by Section 303A.00 of the NYSE Rules, because Platinum owns approximately 60% of shares of our common stock. Section 303A.00 provides that a controlled company does not need to comply with the requirements of Sections 303A.01, 303A.04 and 303A.05 of the NYSE Rules.
Director Independence
Section 303A.01 of the NYSE Rules requires that listed companies have a majority of independent directors. The NYSE listing standards generally define an "independent director" as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. While we are exempt from the Section 303A.01 requirement, our Board consists of a majority of independent directors, including Messrs. Bader, D’Argenio, Ein, and Heinberg, Vice Admiral Jackson, and Ms. Nelson.
Sections 303A.04 and 303A.05 require that listed companies have a nominating and corporate governance committee and a compensation committee, in each case composed entirely of independent directors, and that each of these committees must have a charter that addresses both the committee’s purpose and responsibilities and the need for an annual performance evaluation by the committee. As a controlled company, we are not required to follow the requirements. Three out of four of our Compensation Committee members, Mr. D’Argenio, Vice Admiral Jackson, and Ms. Nelson, are independent. We do not have a nominating and corporate governance committee.
We have a separately standing Audit Committee of the Board (the "Audit Committee"). The Audit Committee is composed of four independent directors.
Board Leadership Structure
According to our bylaws, subject to the Amended and Restated Stockholders’ Agreement, the Board may elect a chairperson of the Board, who shall have the powers and perform such duties as provided in the bylaws and as the Board may from time to time prescribe. Our Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairperson roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles, and our governing documents do not mandate a particular structure. Our Board has the flexibility to establish the most appropriate structure for the Company at any given time and currently separates the Chief Executive Officer and Chairperson roles to enable our non-executive Chairperson to oversee corporate governance matters and our Chief Executive Officer to focus on the Company’s business.
The Board has appointed Mr. Heinberg as the Chairperson of the Board, to coordinate the activities of the Company’s independent directors, and to perform such other duties as the Board may determine, including (i) presiding at executive sessions of the Board’s non-management directors or independent directors, (ii) calling such meetings of non-management directors or independent directors, (iii) functioning as a liaison between the non-management directors, the Operating Council (as defined below) and the Chief Executive Officer of the Company, and (iv) providing input on the flow of information to the Board, including working with management and the Operating Council to set Board meeting agendas and schedules.
Board Oversight of Risk
Our Board oversees the risk management activities designed and implemented by management of the Company. Our Board executes its oversight responsibility both directly and through its committees. Our Board also considers specific risk topics, including risks associated with our strategic initiatives, business plans and capital structure. Our management, including our executive officers, is primarily responsible for managing these risks and provides appropriate updates to the Board. Our Board has delegated to its Audit Committee oversight of its risk management process, and our other committees also consider risk as they perform their respective committee responsibilities. All committees report to the Board as appropriate, including when a matter rises to the level of material or enterprise risk.
Upon consummation of the Acquisition, the Board established an operating council (the "Operating Council"). The Operating Council is responsible for (i) the day-to-day oversight of our business (but cannot make decisions that would require Board approval), (ii) making recommendations to the Board for Board action and (iii) recommending the agenda for every meeting of the Board. Neither the Company nor the Board may dissolve the Operating Council without Platinum’s prior written consent while Platinum meets the Platinum Ownership Threshold.
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While Platinum meets the Platinum Ownership Threshold, it shall have the right to nominate all of the members of the Operating Council, which members may be directors, officers or employees of the Company or any other persons selected by Platinum; provided, however, that such members shall include the Chairperson of the Board, the Company’s Chief Executive Officer and the Chief Financial Officer. While either of Capitol and ECP has the right to designate one director to the Board pursuant to the Amended and Restated Stockholders’ Agreement and has so designated a director, it may designate an observer to the Operating Council, and the Operating Council shall furnish to such observer at the same time provided to the Operating Council (i) notices of all meetings of the Operating Council and (ii) copies of the materials with respect to all meetings of the Operating Council.
Meetings of the Board
During the fiscal year ended December 31, 2023, our Board held five meetings. We expect our directors to attend all Board meetings and any meetings of committees of which they are members and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. The directors each attended at least 75% of the meetings of the Board and meetings of committees of which he or she was a member in fiscal year 2023. Although we do not have any formal policy regarding director attendance at stockholder meetings, we attempt to schedule meetings so that all directors can attend. All directors who then served on the Board attended our 2023 Annual Meeting of Stockholders.

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BOARD COMMITTEES
Audit Committee
Messrs. Bader and Heinberg, Vice Admiral Jackson, and Ms. Nelson currently serve as members of our Audit Committee. Each member of the Audit Committee is financially literate and our Board has determined that each of Messrs. Bader and Heinberg qualifies as an "audit committee financial expert" as defined in applicable SEC rules. Mr. Bader is the chair of the Audit Committee.
The Audit Committee will at all times be composed exclusively of "independent directors," as defined for audit committee members under the NYSE listing standards and the rules and regulations of the SEC, who are "financially literate." "Financially literate" generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.
The Audit Committee’s duties include, but are not limited to:
■the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm, including resolving disagreements between Company management and the independent registered public accounting firm regarding financial reporting;
■pre-approving any audit and non-audit service provided to the Company by the independent registered public accounting firm;
■monitoring the independence of the independent registered public accounting firm, and reviewing the report from the independent registered public accounting firm on (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review or peer review of the independent registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years relating to any independent audit conducted by the independent registered public accounting firm, and any steps taken to deal with any such issues, and (c) all relationships and services between the independent registered public accounting firm and the Company in order to assess the independent registered public accounting firm's independence;
■discussing with the independent registered public accounting firm any audit problems or difficulties and management’s response;
■reviewing and discussing the annual audited and quarterly financial statements with management and the independent registered public accounting firm;
■preparing the Audit Committee Report with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements;
■reviewing the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;
■monitoring the Company’s policies with respect to risk assessment and risk management;
■establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; and
■reviewing and approving or ratifying Related Person Transactions.
During the fiscal year ended December 31, 2023, our Audit Committee held four meetings. Our Audit Committee Charter is available on our website at https://investors.customtruck.com/governance.
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Report of the Audit Committee
The Audit Committee provides oversight of our accounting and financial reporting process, the audit of our consolidated financial statements, and our internal control function. With respect to our financial reporting process, our management establishes and maintains internal controls and prepares our consolidated financial statements. The Audit Committee oversees these activities. The Audit Committee does not prepare our financial statements, which is the responsibility of management.
Consistent with the Audit Committee’s oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with the Company’s management. The Audit Committee discussed with the independent registered public accounting firm, EY, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") regarding the independent registered public accounting firm’s communications with the Audit Committee, as well as by Securities and Exchange Commission ("SEC") regulations. The Audit Committee has received the written disclosures and the letter from EY as required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with EY the independent registered public accounting firm’s independence.
Based on the Audit Committee’s review and discussions with management and EY, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the Board:

Paul Bader (Chairperson)
Marshall Heinberg
Georgia Nelson
Mary Jackson

This Report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.
Compensation Committee
Our Compensation Committee currently consists of Messrs. D’Argenio and Wolf, Vice Admiral Jackson, and Ms. Nelson. Each of Mr. D’Argenio, Vice Admiral Jackson, and Ms. Nelson is an independent director under the NYSE’s listing standards, and Ms. Nelson is the chair of the Compensation Committee.
The Compensation Committee’s duties include, but are not limited to:
■reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving (either alone or, if directed by the Board, in conjunction with a majority of independent directors of the Board) the remuneration of our Chief Executive Officer based on such evaluation;
■reviewing and setting or making recommendations to the Board regarding the compensation of our other Section 16 executive officers;
■reviewing and making recommendations to the Board regarding director compensation;
■reviewing our incentive- and equity-based compensation plans and arrangements;
■implementing and administering our incentive- and equity-based compensation plans;
■reviewing and approving for the Chief Executive Officer and other executive officers of the Company any employment agreements, severance agreements and change in control agreements or provisions; and
■assisting management in complying with our proxy statement and Annual Report on Form 10-K disclosure requirements, including reviewing and discussing with management the Company’s Compensation Discussion and Analysis and preparing a Compensation Committee Report.
The Compensation Committee may also, in its sole discretion, retain or obtain the advice of a compensation consultant, legal
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counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC. For fiscal year 2023, our Compensation Committee retained Farient Advisors LLC (“Farient”) as its compensation consultant. For detail, see “Independent Compensation Consultant” under “Executive Compensation” on page 38. Our Compensation Committee Charter is available on our website at https://investors.customtruck.com/governance.
During the fiscal year ended December 31, 2023, our Compensation Committee held four meetings.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is currently, or has been at any time, one of our officers or employees or had any relationship that is required to be disclosed as a transaction with a related person pursuant to Regulation S-K Item 404. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee (or equivalent) of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.
Director Nomination
As discussed above, we are a controlled company and we do not have a nominating committee, as our Board is of the view that the full Board can oversee our director nomination process. Subject to the terms of the Amended and Restated Stockholders’ Agreement and the nomination rights of certain of our stockholders provided therein, the Board is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. The Board currently does not have a policy with regard to the consideration of any director candidates recommended by stockholders, other than pursuant to the Amended and Restated Stockholders’ Agreement, but may implement such a policy in the future. The Board believes it is appropriate not to have such a policy in place at this time, in light of the nomination rights provided to Platinum, ECP and Capitol in the Amended and Restated Stockholders’ Agreement.
The Board, in nominating director candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make sound and objective business judgments. The Board monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. The Board may also consider the following criteria as well as any other factor that they deem to be relevant, including (a) whether the candidate is independent under NYSE Rules; (b) potential conflicts of interest with the candidate’s other personal and professional pursuits; (c) the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company; (d) the candidate’s experience as a member of the board of directors of another publicly held company; (e) the candidate’s professional and academic experience relevant to the Company’s industry and knowledge of issues impacting the Company; (f) the strength of the candidate’s leadership skills; (g) the candidate’s experience in finance and accounting and/or executive compensation practices; (h) whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and (i) diversity criteria such as race, ethnicity, gender, cultural background, or national origin.
Pursuant to the Amended and Restated Stockholders’ Agreement, (i) each of Platinum and Capitol, while it as the right to designate at least one director to the Board and has so designated a director, has the right, but not the obligation, to designate such director as a member to either the Compensation Committee or the Audit Committee and (ii) ECP, while it has the right to designate at least one director to the Board and so designated a director, has the right, but not the obligation, to designate such director as a member to the Compensation Committee; provided, however, that Platinum, while it meets the Platinum Ownership Threshold, also has the right, but not the obligation, to designate the majority of the members of all committees of the Board.

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OTHER GOVERNANCE MATTERS
Stockholder Nominations to the Board of Directors
Stockholders who would like to nominate a candidate for director (in lieu of making a recommendation to the independent members of our Board) must comply with the requirements described in this proxy statement and our bylaws.
Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws. To be timely for the 2025 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:
–not earlier than February 13, 2025; and
–not later than March 15, 2025.
If we hold the 2025 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by our Secretary not later than the 90th day prior to such annual meeting, or if later, the 10th day following the day on which public announcement of the date of such annual meeting is first made.
In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act. In connection with our solicitation of proxies for our 2025 annual meeting of stockholders, we intend to file a proxy statement and WHITE proxy card with the SEC.
Stockholder and Other Interested Party Communications
Our Board provides to every stockholder and any other interested parties the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for stockholder communication. For a stockholder communication directed to the Board as a whole, stockholders and other interested parties may send such communication to our Secretary via US Mail or Expedited Delivery Service to: Custom Truck One Source, Inc., 7701 Independence Ave., Kansas City, Missouri 64125, Attn: Board of Directors c/o Executive Vice President — General Counsel, Corporate Secretary.
For a stockholder or other interested party communication directed to an individual director in his or her capacity as a member of the Board, stockholders and other interested parties may send such communication to the attention of the individual director via US Mail or Expedited Delivery Service to: Custom Truck One Source, Inc., 7701 Independence Ave., Kansas City, Missouri 64125, Attn: [Name of Individual Director].
Our Secretary, in consultation with appropriate members of our Board, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our Board, or if none is specified, to the Chairperson of our Board.
Code of Ethics and Conduct and Corporate Governance Guidelines
We have a Code of Ethics and Conduct that applies to all executive officers, directors and employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. The Code of Ethics and Conduct codifies the business and ethical principles that govern all aspects of our business.
Our Corporate Governance Guidelines set out principles by which the Board will operate and execute its responsibilities in accordance with our Charter and bylaws, the listing standards of the NYSE, and applicable laws.
Current copies of our Code of Ethics and Conduct and Corporate Governance Guidelines are available on our investor relations website on https://investors.customtruck.com. We will also provide, without charge, upon request, copies of our Code of Ethics and Conduct and the Corporate Governance Guidelines. Requests for copies should be sent in writing to Custom Truck One Source, Inc., 7701 Independence Ave., Kansas City, Missouri 64125. We will disclose on our website any amendments to our Code of Ethics and Conduct, or any waiver of a provision of our Code of Ethics and Conduct that is required to be disclosed under applicable SEC rules.
Insider Trading Policy
See "Prohibition on Speculative Stock Transactions" below on page 46.
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DIRECTOR COMPENSATION
In April 2021, our Board approved the following annual cash retainers and annual equity grants for our non-employee directors who are not affiliated with Platinum Equity (our "unaffiliated non-employee directors"):

Annual cash retainer, payable quarterly in arrears	$100,000
Board chairperson cash retainer, payable quarterly in arrears	$200,000
Restricted stock units(1)	$125,000
Board chairperson restricted stock units(1)	$225,000
(1) The number of shares of common stock granted is determined from the quotient of $125,000 (or $225,000 for the chair of our Board) and the average closing price of one share of our common stock on the NYSE for the period of five trading days ending on March 31.
Our Chief Executive Officer, Founder and our directors who are affiliated with Platinum Equity, including Messrs. Glatt, Samson and Wolf, do not receive compensation for their service as directors.
In April 2022, our Board approved a non-employee director equity compensation program (the "Director Equity Program"), effective April 1, 2023. Under the Director Equity Program, each unaffiliated non-employee director receives an annual grant on April 1 of each year of a number of restricted stock units determined by dividing $125,000 (or $225,000 for the chair of our Board) by the average closing price of one share of our common stock on the NYSE for the period of five trading days ending on March 31 of the applicable year (rounded to the nearest whole share). These annual restricted stock unit awards under the Director Equity Program vest in one installment on the date immediately preceding the first anniversary of the date of grant, subject to continued service through the applicable vesting date and accelerated vesting in the event of a change in control.
We also reimburse our directors for the cost of any necessary training and education courses, as well as reimburse all reasonable out-of-pocket expenses (including air travel and accommodations) incurred by directors for their attendance at meetings of our Board or any committee thereof.
2023 Director Compensation Table
The table below details cash and incentive equity compensation paid to our non-employee directors during the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Marshall Heinberg	$200,000	$227,818	$427,818
Louis Samson	—	—	—
David Wolf	—	—	—
Bryan Kelln(2)	—	—	—
Georgia Nelson	$100,000	$126,566	$226,566
Mary Jackson	$100,000	$126,566	$226,566
David Glatt	—	—	—
Paul Bader	$100,000	$126,566	$226,566
Rahman D'Argenio(3)	$100,000	$126,566	$226,566
Mark D. Ein	$100,000	$126,566	$226,566
(1) The amounts in this column reflect the grant date fair value of restricted stock units granted computed in accordance with ASC Topic 718. Each grant was made effective April 1, 2023. Please refer to Note 14 to our Consolidated Financial Statements contained in our 2023 Annual Report on Form 10-K for information about the grant date fair value of these awards. The number of restricted stock units was determined from the quotient of $125,000 (or $225,000 for the chair of our Board) and the average closing price of one share of our common stock on the NYSE for the period of five trading days ending on March 31, 2023, or $6.71 per share.
(2) Mr. Kelln resigned from our Board, effective as of June 15, 2023.
(3) Affiliated with ECP and has assigned the compensation for his service on the Board to be paid to an affiliate of ECP.

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The table below shows the aggregate numbers of option awards (exercisable and unexercisable) and restricted stock unit awards held as of December 31, 2023 by each non-employee director who served on our Board in 2023.

Name	Options Outstanding at Fiscal Year End	Restricted Stock Units Outstanding at Fiscal Year End
Marshall Heinberg	—	33,552
Louis Samson	—	—
David Wolf	—	—
Bryan Kelln	—	—
Georgia Nelson	—	18,640
David Glatt	—	—
Paul Bader	—	18,640
Rahman D'Argenio	—	18,640
Mark D. Ein	20,000	18,640
Mary Jackson	—	18,640
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EXECUTIVE OFFICERS
Biographies
The following table identifies certain information about our executive officers as of April 17, 2024. Our executive officers are appointed by, and serve at the discretion of, our Board and each holds office until his successor is duly elected and qualified or until his earlier death, resignation, or removal. Fred Ross, as of April 17, 2024, our Founder and a director, has siblings who work for the Company, including Joseph Ross, his brother, who is an executive officer. Otherwise, there are no family relationships among any of our directors or executive officers.
Ryan McMonagle
Mr. McMonagle, age 46, became the Chief Executive Officer of Custom Truck One Source on March 20, 2023. He joined Custom Truck as CFO in 2015, following Blackstone’s investment. He became Chief Operating Officer of Custom Truck One Source in 2017 and President in 2021. Previously, Mr. McMonagle was CFO of Sound United and DEI Holdings, a portfolio company of Charlesbank Capital Partners, where he was responsible for the continued integration of multiple businesses: Polk Audio, Definitive Technology, and Directed Electronics. Mr. McMonagle was previously CFO and Chief Development Officer for Smashburger, a portfolio company of Consumer Capital Partners. Mr. McMonagle started his career at Bain and Company. Mr. McMonagle received his MBA from Harvard Business School and Bachelor’s degree in finance from Southern Methodist University.
Christopher J. Eperjesy
Mr. Eperjesy, age 56, became our Chief Financial Officer on August 15, 2022. He most recently served as the Chief Financial Officer of Clarios International Inc., a global energy storage company that provides low-voltage battery technologies for vehicles, from August 2020 to June 2022. From December 2018 through August 2020, he was Senior Vice President and Chief Financial Officer of Cooper Tire & Rubber Company, a company that specializes in the design, manufacture, marketing and sales of automobile and truck tires. Before joining Cooper Tire & Rubber Company, Mr. Eperjesy was Chief Financial Officer of The IMAGINE Group, a provider of printed and visual communications solutions, from August 2017 to December 2018. Prior to IMAGINE, Mr. Eperjesy was Chief Financial Officer of Arctic Cat Inc., a global manufacturer of snowmobiles and all-terrain vehicles, from February 2015 to April 2017. Prior to that, Mr. Eperjesy spent 13 years at Twin Disc Inc., a company that designs, manufactures and distributes power transmission equipment, where he was Chief Financial Officer, Vice President of Finance, Treasurer and Secretary. Mr. Eperjesy began his career as a CPA at Coopers & Lybrand. He holds a bachelor’s degree in Accounting from the University of Michigan and an MBA from Indiana University.
Joseph Ross
Mr. Ross, age 52, became our President — Sales in 2021 upon the consummation of the Acquisition. Mr. Ross began his career in the Heavy Truck Industry in 1991 and was one of the co-founders of Custom Truck & Equipment, LLC, the predecessor to Custom Truck LP, in 1996 and has led the sales organization for 18 years. Mr. Ross was named the President of Sales for Custom Truck LP in 2018 and headed all HD Truck OEM relationships.
Thomas Rich
Mr. Rich, age 57, became our President — Rentals in 2023 and previously served as our Executive Vice President — Rentals in 2021 upon the consummation of the Acquisition. Mr. Rich began his rental career with Yancey Bros. Caterpillar as a sales representative and moved up the organization, ultimately becoming Vice President of Sales. In 2006, he began working with Custom Truck & Equipment, LLC where he led the rental organization. In 2015, he began working for Custom Truck LP as Executive Vice President — Rentals.
Paul M. Jolas
Mr. Jolas, age 60, became our Executive Vice President, General Counsel and Corporate Secretary in July 2023. Prior to Custom Truck One Source, Mr. Jolas served as Senior Vice President, General Counsel and Corporate Secretary of U.S. Concrete, Inc. (NASDAQ: USCR) from 2013 until 2022. Prior to joining U.S. Concrete, Inc., Mr. Jolas served as Executive Vice President, Chief Legal Officer and Corporate Secretary for Regency Energy Partners LP (NYSE: RGP) commencing in 2009. Mr. Jolas has more than 35 years of legal experience, including extensive experience with corporate, securities, corporate governance, mergers and acquisitions, finance and transactional matters. Prior to joining Regency, he served in various legal roles at Dallas-based Trinity Industries, Inc. (NYSE: TRN) from 2006 through 2009, most recently as Vice President, Deputy General Counsel and Corporate Secretary. Prior to his work at Trinity, he served as Senior Regional Counsel for the Texas division of KB Home (NYSE: KBH) from 2004 to 2006; from 1996 to 2004, he served as General Counsel, Executive Vice President and Corporate Secretary for Radiologix, Inc. (AMEX: RGX); and from 1989 to 1996, as a member of the corporate securities group for Haynes and Boone, LLP. Mr. Jolas received his Bachelor of Arts degree in Economics from Northwestern University and a Juris Doctor degree from Duke University School of Law.
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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
In this Compensation Discussion and Analysis ("CD&A"), we provide an overview and analysis of the compensation awarded to or earned by our NEOs identified in the "Summary Compensation Table" on page 48 during our fiscal year ended December 31, 2023, including the components of our compensation program for NEOs, material compensation decisions made under that program for fiscal year 2023 and the material factors considered in making those decisions. Our NEOs during the year ended December 31, 2023 were:
■Ryan McMonagle, Chief Executive Officer ("CEO")(1) and former President and Chief Operating Officer ("COO")(1)
■Fred Ross, former Chief Executive Officer(1)
■Christopher J. Eperjesy, Chief Financial Officer ("CFO")
■Joseph Ross, President — Sales
■Thomas Rich, President — Rentals
■Paul M. Jolas, Executive Vice President, General Counsel and Corporate Secretary
(1) Effective March 20, 2023, Fred Ross retired as Chief Executive Officer and Ryan McMonagle assumed the position of Chief Executive Officer.

Executive Compensation Philosophy
The Company’s success is based on our people and our culture of meeting commitments to our customers. As such, the primary focus of our compensation program is to:
■attract and retain the people possessing the knowledge, experience, and relationships that enable CTOS to promise and deliver on its unique capabilities,
■provide pay progression for people who enhance our capabilities and effectively drive our corporate strategy, and
■reward our executives for value creation for our stockholders and other stakeholders in the development and execution of our strategy.
To achieve these objectives, we adhere to the following executive compensation principles:
■on average, our executives’ target total direct compensation opportunity (consisting of base salary, target annual bonus, and target long-term incentive value) should be targeted near the median of the market with variation based on individual capabilities, experience in the position, and criticality of their role;
■fixed and variable compensation and annual and long-term rewards should be appropriately balanced commensurate with the position’s decision-making and competitive context;
■variable compensation should be tied to performance, providing a meaningful incentive for achieving strong results for our stockholders, and accountability for failure to meet our goals;
■our compensation program should support retention of our experienced executives and achievement of our leadership succession plans; and
■our executive compensation program should be reasonably transparent to our investors and easy to understand for our employees.
Determination of Compensation
The Compensation Committee is responsible for establishing and overseeing our executive compensation program, in consultation with our CEO, and with assistance from our Chief Human Resources Officer ("CHRO") and the Compensation Committee's compensation consultant. The Compensation Committee is responsible for annually reviewing and setting, or making recommendations to the Board on, the compensation to be provided to our NEOs. Our CEO typically provides compensation recommendations to the Compensation Committee and discusses with the Compensation Committee the compensation and performance of executive officers other than himself. Our CEO bases his recommendations on, among other things, the competitiveness of the market for each officer’s services, financial and operational data provided by the CFO and CHRO, his subjective review of the performance of the executive officers, and internal pay equity considerations. The Compensation Committee evaluates any recommended compensation adjustment or awards to executive officers and
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determines our NEOs’ compensation, or makes recommendations to our Board, based on its business judgement, industry knowledge and a subjective determination of individual contributions and performance.
Independent Compensation Consultant
Our Compensation Committee retained Farient Advisors, LLC ("Farient") as its compensation consultant. In order to design a competitive executive compensation program that will continue to attract top executive talent, our Compensation Committee, in conjunction with Farient, regularly evaluates our compensation philosophy and objectives and provides guidance in administering our executive compensation program. At the Compensation Committee’s request, Farient regularly attends Compensation Committee meetings. Farient presented its report on the competitiveness of the executive compensation program for 2023 to the Compensation Committee in March 2023. The Compensation Committee and the Board considered the report in making its compensation decisions, as further described below. The Compensation Committee has evaluated Farient’s independence pursuant to the requirements of the NYSE and SEC rules and has determined that Farient’s work in advising the Compensation Committee regarding 2023 executive compensation has not raised any conflicts of interest. Farient did not provide any other services to the Company in 2023.
Peer Group and Benchmarking
Farient completed competitive market positioning reviews of the Company’s NEOs based upon an assessment of relevant total comparative company data obtained from broad-based compensation surveys of companies and publicly reported proxy statements. The comparative reviews assessed the NEOs’ base salaries, target annual bonuses (as a percentage of salary), total cash compensation and total direct compensation against the compensation paid to comparable positions reported in the surveys and, for select positions, comparable executives of the companies listed below, as reported by those companies. The surveys presented anonymized compensation data, and the identities of the individual constituent companies used for comparison were not known by the Board. These companies (our "Peer Group") generally are competitors of CTOS, conduct business in similar industries, have annual sales that we believe are comparable, or have similar business models to CTOS.

Custom Truck One Source, Inc. Peer Group
Terex	Federal Signal	Wabash
Herc Holdings	GATX Corp.	Alamo Group
Trinity	Alta Equipment	Shyft Group
Manitowoc	H&E	Miller Industries
Greenbrier Cos.	REV Group	McGrath RentCorp
Triton International	WillScot Mobile	Douglas Dynamics
Components of Compensation
The compensation provided to our NEOs in 2023 consisted of the same elements generally available to our non-executive employees, including base salary, annual bonuses and retirement and other benefits, each of which is described in more detail below. In addition, each of our NEOs has the opportunity to participate in an equity-based long-term incentive program. Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. However, we may provide perquisites and other personal benefits in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

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The primary elements of our NEOs’ compensation and the main objectives of each are:
■Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities, and provides stable income.
■Annual Performance-Based Incentive Compensation. Annual performance bonuses (which we refer to as our Short-Term Incentive Plan, or "STIP") promote a focus on nearer-term performance objectives by rewarding executives for their contributions toward achieving those objectives.
■Long-Term Incentive Compensation. Equity-based compensation (which we refer to as our Long-Term Incentive Plan, or "LTIP"), provided in the form of restricted stock units ("RSUs") and performance stock units ("PSUs"), aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance, and helps retain executive talent.
In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees. We also maintain employment agreements with each of our NEOs, which encourage the continued attention and dedication of our management team and allow them to focus on the value to stockholders of strategic alternatives without concern for the impact on their continued employment. Each of these elements of compensation for 2023 is described further below.
Base Salary
The base salaries of our NEOs are an important part of their total compensation package and are intended to reflect their respective positions, duties and responsibilities. Base salary is a visible and stable fixed component of our compensation program and provides our NEOs with a reasonable degree of financial certainty and stability. Our Compensation Committee, and with respect to our CEO, the Board, annually reviews and determines the salaries of our executives and evaluates the salaries of new hires at the time of hire.
2023 Base Salaries
In 2023, in accordance with the process described above, the Compensation Committee considered the recommendations from Messrs. F. Ross and McMonagle (except with regard to their own pay), competitive pay levels, and other factors, in approving the base salaries of the NEOs as set forth below.

Named Executive Officer	Previous Base Salary(1)	2023 Base Salary(1)(2)	Effective Date(2)
Ryan McMonagle	$800,000	$850,000	3/20/2023
Fred Ross	$850,000	$800,000	3/20/2023
Christopher J. Eperjesy	$585,000	$585,000
Joseph Ross	$450,000	$450,000
Thomas Rich	$450,000	$450,000
Paul M. Jolas		$430,000	7/31/2023
(1) Base salary actually earned by our NEOs for 2023 is set forth in the salary column of the "Summary Compensation Table" appearing on page 48, which may not align with the amounts in this table due to changes to base salary during 2023 and partial year of service for Mr. Jolas.
(2) In connection with the retirement of Mr. F. Ross as CEO and Mr. McMonagle's appointment to the position of CEO, the annual base salary for Mr. F. Ross was reduced to $800,000 and the annual base salary for Mr. McMonagle was increased to $850,000. Mr. Jolas's 2023 annual base salary was negotiated in connection with his hiring and appointment as Executive Vice President, General Counsel and Corporate Secretary in 2023.
Annual Bonus
To maintain a competitive compensation program and motivate our NEOs to attain short-term financial performance metrics while making progress towards longer-term growth and other goals, we provide the NEOs with the opportunity to earn a portion of their overall compensation in the form of annual cash bonuses under our STIP. Each NEO has an annual target bonus percentage set forth in his employment agreement that is expressed as a percentage of the named executive officer’s annual base salary earned for the year. The Compensation Committee works with Farient and consults with our CEO to determine the financial performance goals on which annual bonuses are earned. Annual bonuses are calculated as the product of (i) a named executive officer’s target annual incentive bonus amount (as a percentage of base salary), multiplied by (ii) a percentage based on the financial target achievement for the fiscal year. In 2023, our NEOs’ annual bonuses were based solely on our achievement of Adjusted EBITDA with no individual component or discretionary variations applied by the Compensation Committee. Annual bonuses actually paid to our NEOs reflect changes in base salary and target bonus percentage that occurred during the fiscal year as well as performance against goals.
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2023 Short-Term Incentive Plan ("STIP")
In March 2023, the Compensation Committee considered the recommendations of Farient, market data, and other factors, including the factors it considered in making base salary rate adjustments, to approve the Company's 2023 annual incentive plan (the "2023 STIP") and the target bonus percentages of the NEO’s (expressed as a percentage of their annual base salary rates) as set forth in the below table for the fiscal year 2023. The target bonus levels were set to reflect the NEOs relative responsibility for our performance and to allocate appropriately, the total cash opportunity between base salary and incentive-based compensation.

Named Executive Officer	2023 Target Bonus Percentage(1)
Ryan McMonagle	50%
Fred Ross	50%
Christopher J. Eperjesy	65%
Joseph Ross	65%
Thomas Rich	65%
Paul M. Jolas	65%
(1) The percentages in this column represent the percentage that was in place as of December 31, 2023. Refer to the section entitled "Actual Payouts Under the 2023 STIP" below for actual amounts.
For the 2023 STIP, it was determined that earnings before interest, taxes, depreciation, amortization and other adjustments ("Adjusted EBITDA," defined below) should be used as the performance measure for determining the cash STIP bonus payable to our NEOs. Adjusted EBITDA was chosen as the appropriate performance measure to motivate our key executives, including the NEOs, to both maximize earnings and increase our enterprise value. This performance measure's threshold and target are set such that they exceed fixed cash commitments.
Adjusted EBITDA is calculated as net income (loss) plus interest expense, provision for income taxes, depreciation and amortization, and further adjusted for non-cash purchase accounting impact, transaction and process improvement costs, including business integration expenses, share-based payments, the change in fair value of derivative instruments, sales-type lease adjustment, and other special charges that are not expected to recur (each component deriving from measures as reported in the Company’s annual audited financial statements). A reconciliation of Adjusted EBITDA (which is a non-GAAP financial measure) to the most comparable GAAP measure is included in Annex B to this proxy statement. For our NEOs, 100% of their bonus opportunity for 2023 was based on Company ("corporate") Adjusted EBITDA.
Actual Payouts Under the 2023 STIP
2023 was another year of record financial and operational performance for the Company. The leadership of our senior management team was crucial to overcoming the challenges brought on by continued supply chain issues, albeit at improved levels compared to the prior fiscal year. Summarized below are a few of our 2023 achievements:
■Continued to benefit from our “one stop shop” business model: We continued to demonstrate the value of our business model with our ability to pivot between product categories and between selling and renting equipment as the markets dictate. We believe the breadth of our vehicle product offering and our ability to meet our customers' needs for specialized equipment uniquely positioned CTOS to capitalize on the tailwinds created by sustained demand.
■Record financial performance: 2023 saw record levels of both revenue and gross profit. Our Truck and Equipment Sales segment revenue was up 29% from the prior fiscal year. We also achieved 150 basis points in gross margin improvement in this segment, highlighting the continued strong demand environment, as well as the progress we have made in the continuous improvement of our production capabilities. These achievements highlight the strengths of our differentiated “one stop shop” business model.
■Focused on production and geographic footprint expansion: Our production team delivered four consecutive quarters of record production in 2023. Strategically, we remained focused on investing in and optimizing our production capacity to ensure that we deliver the product and service level our customers expect. In Kansas City, Missouri, we brought more than 200,000 square feet of new manufacturing, production and warehouse capacity online. In Union Grove, Wisconsin, we invested to nearly double production capacity. These investments will ensure that we have sufficient capacity to meet our growth targets for both our rental fleet and new equipment sales, as well as act as a catalyst for growth in our Aftermarket Parts and Services segment. We also continued the expansion of our geographic footprint, opening several new locations in the western region of the U.S., better positioning us for future growth and exceptional customer service.
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In 2023, the Company’s financial performance was between the threshold and target payout levels under the 2023 STIP for corporate performance and resulted in 91% of target payout under the plan for all NEOs.
Information on the performance relative to goal and the target and actual 2023 STIP payouts are shown in the tables below.

Performance Criteria (Corporate)	Threshold (50% Payout) ($ millions)	Target (100% Payout) ($ millions)	Maximum (175% Payout) ($ millions)	2023 Performance ($ millions)	Payout Percentage Performance
Adjusted EBITDA	$391.5	$435.0	$478.5	$426.9	91%

Named Executive Officer	Base Salary	2023 Target Bonus Percentage (as a percentage of Base Salary)(1)	Target 2023 STIP Bonus(1)	Actual 2023 STIP Award Paid(2)
Ryan McMonagle	$850,000	50%	$425,000	$386,750
Fred Ross	$800,000	50%	$400,000	$369,688
Christopher J. Eperjesy	$585,000	65%	$380,250	$346,028
Joseph Ross	$450,000	65%	$292,500	$266,175
Thomas Rich	$450,000	65%	$292,500	$266,175
Paul M. Jolas	$430,000	65%	$279,500	$107,313
(1) Target bonus percentage represents the percentage in effect as of December 31, 2023. The target 2023 STIP bonus amount is shown based on each NEO’s annual base salary in effect as of December 31, 2023.
(2) Actual 2023 STIP bonus awards paid reflect prorations for changes in base salary and target bonus percentage that occurred during the fiscal year and, with respect to Mr. Jolas, the timing of his appointment as Executive Vice President, General Counsel and Corporate Secretary.
Discretionary Adjustments and Bonuses
In the beginning of the fiscal year, we establish performance measures for determining STIP bonuses. The Compensation Committee and our Board generally view the use of STIP bonuses as an effective means to compensate our NEOs for rewarding performance and achieving our annual financial goals. However, the Compensation Committee reserves the ability to make discretionary adjustments to annual STIP payments or to provide discretionary bonus awards when it believes appropriate, including in recognition of an individual’s contributions to the Company’s performance for a given year or to motivate an individual. In making discretionary adjustments or awards, the Compensation Committee may take into consideration such factors and circumstances as it considers appropriate. On February 28, 2024, the Board approved a discretionary increase in Mr. McMonagle's 2023 bonus of $386,750 in recognition of his exceptional performance in 2023 and to align his compensation with the competitive market for a Chief Executive Officer.
Long-Term Incentive Plan ("LTIP")
We view equity-based compensation as a critical component of our total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business. It aligns interests of executives with those of our stockholders and reinforces our commitment to ensuring a strong linkage between company performance and executive pay. We do not currently have a formal policy for determining the number of equity-based awards to grant to NEOs.

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2022 LTIP — Type of Equity Granted and Performance Metrics
The Company grants LTIP awards in the form of RSUs and PSUs to some of its employees, including its NEOs, as part of its regular grant cycle. RSUs and PSUs granted to our NEOs and other employees do not provide the holder with any rights as stockholders with respect to the units (e.g., no voting rights) and do not accrue any dividend equivalent rights. Holders of the units may not sell, assign or otherwise transfer them, without approval as required under the 2019 Omnibus Incentive Plan.
The Compensation Committee has established annual awards for each employee, but in 2022 the Compensation Committee elected to award each employee (including our NEOs who were then employed by us) a grant with a grant date fair value equal to the award he or she would have received in 2023 and in 2024. As such, the NEOs other than Mr. Jolas did not receive LTIP grants in 2023 and are not expected to receive LTIP grants until 2025, except as necessary to respond to market changes and/or changed roles and responsibilities.
Restricted Stock Units ("RSUs")
An RSU is a right to receive a share of CTOS common stock or, at the option of the Company, an amount of cash on a specified vesting date in the future. The RSUs generally vest on each of the first four anniversaries of the RSU grant date, provided that the recipient remains employed by the Company through the applicable vesting date. The RSUs granted in 2022 for 2023 and 2024 awards vest as to 25% of the underlying shares on April 1 of each year beginning on April 1, 2024.
Performance Stock Units ("PSUs")
A PSU is a right to receive a share of CTOS common stock or, at the option of the Company, an amount of cash on a specified vesting date in the future, subject to the level of achievement of predetermined goals and/or targets over a specified period.
PSU Performance Objectives
The PSUs granted in 2021 and 2022 are divided into two vesting tranches, the "Tranche 1 PSUs" and the "Tranche 2 PSUs," and subject to vesting as described below. Tranche 1 PSUs and Tranche 2 PSUs contain differing vesting provisions. Vesting of these tranches relate to the applicable performance year, as set forth in the table below.

LTIP PSU Award	Performance Period	Type of Performance Measure	Vesting Period
2021 Tranche 1 PSUs	Fiscal Years 2021 — 2024	Stock price goal	End of each performance year
2021 Tranche 2 PSUs	Fiscal Years 2021 — 2024	Stock price goal or financial performance goal	For stock price goal, end of each performance year For financial performance goal, end of subsequent performance year
2022 Tranche 1 PSUs	Fiscal Years 2023 — 2026	Stock price goal	End of each performance year
2022 Tranche 2 PSUs	Fiscal Years 2023 — 2026	Financial performance goal	End of subsequent performance year
Tranche 1 PSUs
The Tranche 1 PSUs are eligible to vest at the end of each of the fiscal years specified above subject to the attainment of a specific stock price target, averaged over 30-days, during the applicable performance year. If Platinum Equity, LLC or its affiliate consummates a sale of shares of the Company’s common stock to an unaffiliated third party when the specific stock price target has been attained the 30-day average price requirement is waived. In the event the stock price target is not attained for the given performance year, Tranche 1 PSUs will remain eligible to vest in a subsequent performance year.
Tranche 2 PSUs
The Tranche 2 PSUs granted in 2021 and 2022 each contain differing vesting provisions. These are discussed separately below.
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2021 Tranche 2 PSUs. The Tranche 2 PSUs granted in 2021 (the "2021 Tranche 2 PSUs") may vest pursuant to the original vesting schedule (the "Original Schedule") or an alternative vesting schedule (the "Alternative Schedule"), whichever would result in a higher number of PSUs vesting for the applicable performance year (or if such number is equal, the Original Schedule). Pursuant to the Original Schedule, 25% of the 2021 Tranche 2 PSUs are eligible to vest at the end of each fiscal year 2021 through 2024 subject to the attainment of a specific stock price target, averaged over 60 days, during the applicable performance year. As with Tranche 1 PSUs, if Platinum Equity, LLC or its affiliate consummates a sale of shares of the Company’s common stock to an unaffiliated third party when the specific stock price target has been attained, then the 60-day average price requirement is waived. Any portion of such PSUs not vesting in one performance year because the stock price target was not attained remains eligible to vest in a subsequent performance year. The Alternative Schedule provides that 25% of the 2021 Tranche 2 PSUs (the "Eligible Tranche 2 PSUs") are eligible to vest at the end of each fiscal year 2022 through 2025 as follows:
–100% of the Eligible Tranche 2 PSUs will vest subject to achievement of the Adjusted EBITDA goal for the prior fiscal year at the target level, or;
–25% of the Eligible Tranche 2 PSUs will vest subject to achievement of the Adjusted EBITDA goal for the prior fiscal year at the threshold level (and if the Adjusted EBITDA goal is achieved between the target and threshold levels, then the number of Eligible Tranche 2 PSUs eligible to vest is determined based on straight-line interpolation between such performance levels).
Notwithstanding the foregoing, no more than 25% of the 2021 Tranche 2 PSUs shall have vested at the end of fiscal year 2021, no more than 50% of the 2021 Tranche 2 PSUs shall have vested at the end of fiscal year 2022, no more than 75% of the 2021 Tranche 2 PSUs shall have vested at the end of fiscal year 2023 and no more than 100% of the 2021 Tranche 2 PSUs shall have vested at the end of fiscal year 2024.
2022 Tranche 2 PSUs. The Tranche 2 PSUs granted in 2022 (the "2022 Tranche 2 PSUs") are subject to the achievement of Adjusted EBITDA goals for the fiscal years 2023 through 2026, which goals will be determined not later than 90 days into the applicable performance year. These Tranche 2 PSUs are considered for accounting purposes to be granted when the applicable Adjusted EBITDA goals are established by the Compensation Committee and, consistent with SEC rules, will be disclosed as awards in the Summary Compensation Table and Grants of Plan-Based Awards Table as awards made during the Company’s fiscal year in which they are considered to have been granted. If the Adjusted EBITDA goal is achieved between the target and threshold levels, then the number of Tranche 2 PSUs eligible to vest is determined based on straight-line interpolation between such performance levels. If the target level of performance achievement is met for a given performance year, 25% of the 2022 Tranche 2 PSUs will vest at the end of the fiscal year following the applicable performance year.
PSU Achievement for 2023
On March 7, 2023, the Compensation Committee certified that the Adjusted EBITDA goal for the fiscal year ended December 31, 2022 for such performance period had been achieved between threshold and target level. Accordingly, 16.6% of the eligible 2021 Tranche 2 PSUs became fully vested on December 31, 2023. On February 28, 2024, the Board certified that the Adjusted EBITDA goal for the fiscal year ended December 31, 2023 had been achieved between threshold and target level (72%). Accordingly, 18% of the eligible 2021 Tranche 2 PSUs, the 2022 Tranche 2 PSUs and a portion of the Tranche 2 PSUs granted to Mr. Jolas in connection with his hiring and appointment as Executive Vice President, General Counsel and Corporate Secretary in 2023, will vest on December 31, 2024, subject to the recipient remaining employed by the Company through the vesting date. For additional detail on the RSUs and PSUs (both performance-based and service-based) held by our NEOs, see the "Outstanding Equity Awards at Fiscal Year-End" on page 52.

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Named Executive Officer LTIP Awards
Mr. Jolas received LTIP grants in 2023 in connection with his commencing employment. Due to the outsized LTIP grants made to the NEOs in 2022, none of the other NEOs received 2023 LTIP grants. However, the NEOs other than Mr. Jolas were deemed for accounting purposes to have received PSUs in 2023 when the Compensation Committee established the 2023 Adjusted EBITDA goal for their 2022 Tranche 2 PSUs. The following table lists the LTIP grants made (or deemed made) to the NEOs in 2023:

Named Executive Officer	RSUs (units)(1)	PSUs (units)(1)(2)
Ryan McMonagle	—	40,625
Fred Ross	—	43,750
Christopher J. Eperjesy	—	33,750
Joseph Ross	—	25,000
Thomas Rich	—	25,000
Paul M. Jolas	135,000	135,000
(1) The RSUs and PSUs were granted to Mr. Jolas in connection with his hiring and appointment as Executive Vice President, General Counsel and Corporate Secretary in 2023. The PSUs shown in this table for Mr. Jolas reflect the total number of PSUs awarded to Mr. Jolas and are comprised of 67,500 Tranche 1 PSUs which are eligible to vest at the end of each of fiscal years 2023 through 2027 subject to the attainment of a specific stock price target, averaged over 30 days, during the applicable performance year (with such performance target deemed attained if Platinum Equity, LLC or its affiliate consummates a sale of shares of the Company’s common stock to an unaffiliated third party when the specific stock price target has been attained), with any portion of such Tranche 1 PSUs remaining eligible to vest in a subsequent performance year in the event the stock price target is not attained for the given performance year, and 67,500 Tranche 2 PSUs, which include the portion of the Tranche 2 PSUs applicable to the fiscal 2023 performance year granted for accounting purposes following the Compensation Committee's establishment of the Adjusted EBITDA goal (8,438 PSUs).
(2) The PSUs shown in this table reflect the portion of the 2022 Tranche 2 PSUs (with the exception of Mr. Jolas) applicable to the fiscal 2023 performance year that were approved by the Board in 2022 that are considered for accounting purposes to be granted in 2023 when the Adjusted EBITDA goal was established by the Compensation Committee.
Additional information regarding the LTIP equity awards granted to our NEOs is included in the table below under "Grants of Plan-Based Awards" on page 49.
Accounting for Share-Based Compensation
We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 ("ASC Topic 718") for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, RSUs and PSUs, based on the grant date "fair value" of these awards. These calculations are performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards. With respect to PSUs subject to performance-based (EBITDA) vesting conditions and RSUs, the aggregate grant date fair value of such awards was based on the Company’s share price on the grant date of the awards. With respect to PSUs subject to market-based vesting conditions, the grant date fair value of such award was determined utilizing a Monte Carlo simulation as disclosed in our 2023 Annual Report on Form 10-K. Additional information regarding the assumptions used to calculate the value of stock awards is provided in Note 14 to our audited consolidated financial statements included in our 2023 Annual Report on Form 10-K.
Change in Control Provisions Affecting LTIP Awards
RSUs
With respect to the RSUs, if a change in control of the Company occurs after the date of grant, and the NEO has been in continuous service with the Company through such change in control, then: (i) if the consideration payable for shares in the change in control is at least 80% cash, all of the named executive officer’s unvested RSUs will vest; and (ii) if the consideration payable for shares in the change in control is not at least 80% cash, all of the named executive officer’s unvested RSUs will remain outstanding and vest in accordance with the applicable grant agreement, except that any unvested RSUs that are not continued, converted, assumed or replaced in the change in control will vest.
PSUs
With respect to the PSUs, if a change in control of the Company occurs after the date of grant and during the applicable performance period, and the NEO has been in continuous service with the Company through such change in control, then: (i) if the consideration payable for shares in the change in control is at least 80% cash, (a) all of the named executive officer’s unvested Tranche 1 PSUs will vest if such consideration equals or exceeds a specific stock price target; and (b) all of the named executive officer’s unvested Tranche 2 PSUs will vest if such consideration equals or exceeds a specific stock price
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target; and (ii) if the consideration payable for shares in the change in control is not at least 80% cash, (a) all of the named executive officer’s unvested Tranche 2 PSUs will remain outstanding, convert to time-based vesting and vest at the end of each performance year in accordance with the applicable grant agreement (without regard to any stock price target or Adjusted EBITDA goal, as applicable) if such consideration equals or exceeds a specific stock price target; and (b) all of the named executive officer’s unvested Tranche 1 PSUs will remain outstanding, convert to time-based vesting and vest at the end of each performance year in accordance with the applicable grant agreement (without regard to any stock price target) if such consideration equals or exceeds a specific stock price target, except that any unvested PSUs converted to time-based vesting that are not continued, converted, assumed or replaced in the change in control will vest. In addition, if the named executive officer’s employment is terminated by us without "cause" or by the NEO for "good reason," in either case, within one year following a change in control in which the consideration payable for shares in such change in control is not all cash, all of the named executive officer’s RSUs and PSUs converted to time-based vesting, in each case, that are then unvested will vest. If the consideration payable per share in the change in control is less than the stock price targets, all unvested PSUs will be forfeited for no consideration upon such change in control.
Retirement Benefits
CTOS maintains a 401(k) and profit-sharing plan (the "401(k) Plan"), a defined contribution plan intended to meet the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended, (the "Code"). CTOS employees meeting the 401(k) Plan’s age requirement are generally eligible to participate in the 401(k) Plan. The 401(k) Plan is available on the same terms to all of CTOS’s employees, including the NEOs. Each 401(k) Plan participant can elect to contribute between 1% and 100% of his or her eligible compensation on a pre-tax basis to the 401(k) Plan, subject to the annual Internal Revenue Service and Code limitations. The 401(k) Plan’s participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. CTOS may make discretionary matching contributions up to a specified percentage of each employee’s eligible contributions, and may also make discretionary profit sharing contributions on behalf of participants who are eligible under the terms of the 401(k) Plan declared on an annual basis. A 401(k) Plan participant is 100% vested in his or her deferrals, and any employer profit sharing contributions, matching contributions and earnings thereon vest after two years. The account balance for each 401(k) Plan participant is invested in accordance with the election of the participant which can consist of a variety of investment options. For the 2023 fiscal year, CTOS made matching contributions to the 401(k) Plan equal to 50% of the first 6% of a participant’s deferral.
Health and Welfare Benefits and Perquisites
CTOS’s NEOs are eligible to participate in CTOS’s health and welfare benefit plans, including its medical, dental, vision, life, accidental death and dismemberment, disability, flexible spending account and health savings account and benefit plans, in each case on the same basis as all other CTOS employees. We believe these benefits are necessary and appropriate to provide a competitive compensation package to our NEOs.
CTOS’ NEOs are also eligible either to receive a company car or a car allowance. Company cars are owned by CTOS and NEOs driving such vehicles are covered under the Company’s insurance policies. Fuel and other maintenance items may be reimbursed for valid company expenses. Such costs and/or allowances are discussed in more detail in notes to the "Summary Compensation Table" on page 48.
We do not generally provide any tax "gross ups" to our NEOs.
Severance Agreements
CTOS considers maintenance of a strong management team essential to its success. To that end, CTOS recognizes that the uncertainty that may exist among management with respect to their "at-will" employment with CTOS could result in the departure or distraction of management personnel to the Company’s detriment. Accordingly, CTOS determined that severance arrangements are appropriate to encourage the continued attention and dedication of certain members of its management team and to allow them to focus on the value to stockholders of strategic alternatives without concern for the impact on their continued employment. Each of CTOS’ NEOs has entered into an employment agreement that entitles the NEO to severance payments and benefits in the event of certain terminations of employment. For more detail on the terms of these agreements, refer to section entitled "Potential Payments Upon Termination or a Change in Control" on page 53.
Compensation Risk Management
The Company’s management, with the assistance of Farient, conducts a risk-assessment annually related to the Company’s compensation programs and presents to the Compensation Committee its assessment of the related risks. The Company’s assessment included a review and assessment of risks related to the Company’s STIP and LTIP discussed in this proxy statement as well as sales incentive plans applicable to the Company’s sales employees. We have reviewed our compensation policies and practices and have determined that those policies and practices are not reasonably likely to have a material
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adverse effect on the Company.
Tax Considerations and Deductibility of Compensation
Section 409A
The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.
Section 162(m)
Section 162(m) of the Code disallows a tax deduction to public companies for compensation in excess of $1 million paid to "covered employees," which generally includes all NEOs. While the Compensation Committee may take the deductibility of compensation into account when making compensation decisions, the Compensation Committee will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us.
"Golden Parachute" Payments
Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a tax deduction on the amounts subject to this additional tax. While the Compensation Committee may take the potential forfeiture of such tax deduction into account when making compensation decisions, it will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us. We do not provide any tax gross-ups to cover excise taxes under Section 4999 in connection with a change in control. However, the employment agreements with each of our NEOs include a "best net" provision under Section 280G of the Code, pursuant to which any "parachute payments" that become payable to the executive will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax position of the executive.
Executive Stock Ownership Guidelines
Effective April 1, 2021, the Board adopted stock ownership guidelines that are applicable to our executive officers, including our NEOs, and to our compensated non-employee directors. Our executive officers and compensated non-employee directors are expected to satisfy the applicable guidelines based on a base salary or annual retainer multiple, as applicable, by December 31, 2026 or, if later, the sixth December 31 to occur after they become subject to the guidelines, and to hold at least the applicable minimum value in shares of common stock for so long as they are an executive officer or compensated non-employee director, as applicable. We believe that stock ownership guidelines align the interests of our officers and directors with our stockholders and encourage long-term management of the Company for the benefit of its stockholders.
Prohibition on Speculative Stock Transactions
Our Insider Trading Policy provides that no employee, officer, or director may acquire, sell, or trade in any interest or position relating to the future price of Company securities, such as a put option, a call option or a short sale, or engage in hedging transactions. In addition, our Insider Trading Policy provides that no employee, officer, or director may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a "margin" account, which would allow the individual to borrow against their holdings to buy securities.
Clawback Policy
We have instituted a clawback policy in accordance with the NYSE’s final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The policy provides for the mandatory recovery (subject to limited exceptions) from current and former officers of incentive-based compensation that was erroneously received during the three years preceding the date that the Company is required to prepare an accounting restatement. Covered restatements include both a restatement to correct an error that is material to previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.
Report of the Compensation Committee
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The Compensation Committee has reviewed and discussed this CD&A with Company management. Based on this review and discussion, the Compensation Committee recommended to the Board, and the Board approved, that the CD&A be included in this proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2023.
Respectfully submitted by the members of the Compensation Committee of the Board:
Georgia Nelson (Chairperson)
David Wolf
Mary Jackson
Rahman D'Argenio
This Report of the Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.
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COMPENSATION TABLES
Summary Compensation Table
The following table presents summary information regarding the total compensation for the years ended December 31, 2023, 2022 and 2021 for the named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan ($)(4)	All Other ($)(5)	Total ($)
Ryan McMonagle (Chief Executive Officer)	2023	837,500	386,750	305,094	386,750	20,932	1,937,026
	2022	800,000	—	2,747,875	400,000	20,862	3,968,737
	2021	469,231	49,124	5,052,125	254,350	21,288	5,846,118
Fred Ross (former Chief Executive Officer)	2023	812,500	—	328,563	369,688	32,763	1,543,514
	2022	850,000	—	2,959,250	425,000	26,913	4,261,163
	2021	621,154	66,716	5,440,750	306,133	12,698	6,447,451
Christopher J. Eperjesy (Chief Financial Officer)	2023	585,000	—	253,463	346,028	25,950	1,210,441
	2022	219,375	350,000	2,226,150	150,000	4,800	2,950,325
Joseph Ross (President — Sales)	2023	450,000	—	187,750	266,175	25,950	929,875
	2022	450,000	—	1,691,000	253,295	30,751	2,425,046
	2021	313,462	36,682	3,109,000	176,354	22,198	3,657,696
Thomas Rich (President — Rentals)	2023	450,000	—	187,750	266,175	14,093	918,018
	2022	450,000	31,250	1,691,000	253,295	25,116	2,450,661
	2021	321,154	34,182	3,109,000	176,354	11,263	3,651,953
Paul M. Jolas (Executive Vice President, General Counsel and Corporate Secretary)	2023	165,385	—	1,251,791	107,313	20,111	1,544,600
							—
(1) The amounts reported as salary in this column for 2023 may not exactly match the base salaries disclosed as 2023 base salaries in the CD&A due to base salary changes that occurred during the year and the timing of Mr. Jolas's appointment as Executive Vice President, General Counsel and Corporate Secretary. For additional information, please refer to "2023 Base Salaries" on page 39.
(2) The amount for 2023 reflects a discretionary bonus for Mr. McMonagle approved by the Board on February 28, 2024 in recognition of his leadership and the Company's performance in fiscal year 2023.
(3) The amounts in this column reflect the aggregate grant date fair values of the RSUs and the PSUs awarded to the NEOs under the LTIP computed in accordance with ASC Topic 718, as further described above under "Long-Term Incentive Plan ("LTIP")" on page 41 and under "Grants of Plan-Based Awards" on page 49. Please refer to the section "Accounting for Share-Based Compensation" in the CD&A on page 44 for information about the grant date fair value of these awards. The amounts reported with respect to PSUs that are considered for purposes of ASC Topic 718 to have been granted in 2023 are based on the probable outcome of the awards and, consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date, assumes that the PSUs will be earned at target performance levels, which is also the highest level of performance for such awards. As described in "2022 LTIP – Type of Equity Granted and Performance Metrics" in the CD&A on page 42, grants of the Tranche 2 PSUs reflected in the Summary Compensation Table for 2023 reflect the portion of the Tranche 2 PSUs applicable to the fiscal 2023 performance year granted when the Adjusted EBITDA goal was established by the Compensation Committee. For additional information, including a discussion of the assumptions used to calculate the grant date fair values of these awards, see Note 14 to our Consolidated Financial Statements contained in our 2023 Annual Report on Form 10-K.
(4) The amounts for 2023 reported in this column represent the amounts earned by each NEO under our 2023 STIP. For additional information regarding our 2023 STIP see "Annual Bonus" on page 39 in the CD&A.
(5) The amounts reported as earned in this column represent the following for 2023:
–Mr. McMonagle. Amounts include: $11,550 for 401(k) matching contributions and $9,382 for a vehicle allowance.
–Mr. F. Ross. Amounts include: $11,550 for 401(k) matching contributions and $21,213 for costs related to a company vehicle.
–Mr. Eperjesy. Amounts include: $11,550 for 401(k) matching contributions and $14,400 for a vehicle allowance.
–Mr. J. Ross. Amounts include: $11,550 for 401(k) matching contributions and $14,400 for a vehicle allowance.
–Mr. Rich. Amounts include: $14,093 for costs related to a company vehicle.
–Mr. Jolas. Amounts include: $5,789 for 401(k) matching contributions and $14,322 for costs related to a company vehicle.

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Grants of Plan-Based Awards
The table below presents information regarding awards under the 2023 STIP and LTIP for the fiscal year ended December 31, 2023.

			Estimated Future Payouts Under			Estimated Future Payouts Under			All Other Stock Awards: Number of Shares of Stock or Units(5)	Grant Date Fair Value of Stock Awards ($)(6)
			Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards
Name	Plan	Grant Date(3)	Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)	Threshold (#)(4)	Target (#)(4)	Maximum (#)(4)
Ryan McMonagle	2023 STIP(1)(2)		209,375	418,750	732,813
	2022 LTIP PSU(3)(4)	3/7/23				—	40,625	—		305,094
Fred Ross	2023 STIP(1)(2)		203,125	406,250	710,938
	2022 LTIP PSU(3)(4)	3/7/23				—	43,750	—		328,563
Christopher J. Eperjesy	2023 STIP(1)(2)		190,125	380,250	665,438
	2022 LTIP PSU(3)(4)	3/7/23				—	33,750	—		253,463
Joseph Ross	2023 STIP(1)(2)		146,250	292,500	511,875
	2022 LTIP PSU(3)(4)	3/7/23				—	25,000	—		187,750
Thomas Rich	2023 STIP(1)(2)		146,250	292,500	511,875
	2022 LTIP PSU(3)(4)	3/7/23				—	25,000	—		187,750
Paul M. Jolas	2023 STIP(1)(2)		139,750	279,500	489,125
	2023 LTIP RSU(5)	7/31/23							135,000	934,200
	2023 LTIP PSU(3)(4)	7/31/23				—	75,938	—		317,591
(1) With respect to the 2023 STIP awards, on February 27, 2024, the Compensation Committee approved the STIP, and affirmed the performance measures on which the cash STIP bonus payments were based. For more information regarding the 2023 STIP awards and the determination of the STIP target bonus percentages, see the discussion under "2023 Short-Term Incentive Plan ("STIP")" in the CD&A on page 40.
(2) The 2023 STIP awards consist of annual incentive bonus opportunities for each of the NEOs awarded under the 2023 STIP. The threshold, target and maximum amounts shown are equal to 50%, 100% and 175%, respectively, of the NEOs’ target bonus percentage. See the description of the 2023 STIP under "2023 Short-Term Incentive Plan ("STIP")" above on page 40. The award amounts shown in this table are calculated based on each NEO’s annual base salary in effect on December 31, 2023, except with respect to Messrs. McMonagle and F. Ross, which amounts have been prorated to reflect base salary earned for 2023. For more information regarding the NEOs’ 2023 Base Salaries, see the discussion under "2023 Base Salaries" in the CD&A on page 39. Actual 2023 STIP award payments are listed under "Actual Payouts Under the 2023 STIP" above on page 40.
(3) The LTIP Awards for Messrs. McMonagle, F. Ross, Eperjesy, J. Ross and Rich reflect the portion of the 2022 Tranche 2 PSUs applicable to the fiscal 2023 performance year granted for accounting purposes when the Adjusted EBITDA goal was established by the Compensation Committee. The LTIP Awards for Mr. Jolas were made in connection with his appointment as Executive Vice President, General Counsel and Corporate Secretary. These awards are comprised of 67,500 Tranche 1 PSUs which are eligible to vest at the end of each of fiscal years 2023 through 2027 subject to the attainment of a specific stock price target, averaged over 30 days, during the applicable performance year (with such performance target deemed attained if Platinum Equity, LLC or its affiliate consummates a sale of shares of the Company’s common stock to an unaffiliated third party when the specific stock price target has been attained), with any portion of such Tranche 1 PSUs remaining eligible to vest in a subsequent performance year in the event the stock price target is not attained for the given performance year, and the portion of the Tranche 2 PSUs applicable to the fiscal 2023 performance year granted for accounting purposes following the Compensation Committee's establishment of the Adjusted EBITDA goal (8,438 PSUs).
(4) The maximum number of shares that may be earned with respect to the PSUs is equal to the number of shares earned at target level performance.
(5) Reflects the LTIP awards in the form of time-based RSUs granted to Mr. Jolas under the LTIP in accordance with the 2019 Omnibus Incentive Plan as discussed under "Long-Term Incentive Plan ("LTIP")" beginning on page 41. These awards are also reported on the "Outstanding Equity Awards at Fiscal Year-End" table on page 52 and the aggregate grant date fair value is included in the Stock column of the "Summary Compensation Table" on page 48.
(6) The grant date fair value of the RSU and PSU awards was computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures and as further described above in the notes to the "Summary Compensation Table" on page 48 and Note 14 to our Consolidated Financial Statements contained in our 2023 Annual Report on Form 10-K.

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Employment Agreements
Ryan McMonagle
In connection with Mr. McMonagle's appointment as Chief Executive Officer, the Company and Mr. McMonagle entered into an amended and restated employment agreement on December 7, 2022, effective March 20, 2023, pursuant to which Mr. McMonagle serves as Chief Executive Officer for an initial term of five years, subject to renewal thereafter for successive one-year periods, and will be nominated to the Board for so long as he remains Chief Executive Officer. Pursuant to this amended and restated employment agreement, Mr. McMonagle is entitled to receive: (i) a base salary of $850,000; and (ii) an annual cash bonus equal to 50% of his base salary paid during the year based on Company performance metrics and/or individual performance objectives, in each case, as determined by the Board or its Compensation Committee. Mr. McMonagle may be eligible to receive equity awards under the 2019 Omnibus Incentive Plan, as determined by the Board or its Compensation Committee. Mr. McMonagle is also party to a restrictive covenant agreement with the Company, pursuant to which Mr. McMonagle is subject to certain restrictive covenants, including confidentiality, non-disparagement and 24-month post-termination non-competition and non-solicitation covenants.
Fred Ross
In connection with Mr. F. Ross’ transition from the role of Chief Executive Officer to the role of Founder of the Company, the Company and Mr. F. Ross entered into an amended and restated employment agreement on December 7, 2022, effective March 20, 2023, pursuant to which Mr. F. Ross serves as Founder for an initial term of one year, subject to renewal thereafter for successive one-year periods, and continues to serve on the Board as a Class B director until he voluntarily resigns, the Board requests that he resign or he is not renominated for election to the Board or elected by the stockholders of the Company. Pursuant to this amended and restated employment agreement, Mr. F. Ross is entitled to receive: (i) a base salary of $800,000 and (ii) an annual cash bonus equal to 50% of his base salary paid during the year based on Company performance metrics and/or individual performance objectives, in each case, as determined by the Board or its Compensation Committee. Mr. F. Ross may be eligible to receive equity awards under the 2019 Omnibus Incentive Plan, as determined by the Board or its Compensation Committee. Mr. F. Ross is also party to a restrictive covenant agreement with the Company, pursuant to which Mr. F. Ross is subject to certain restrictive covenants, including confidentiality, non-disparagement and 24-month post-termination non-competition and non-solicitation covenants.
Christopher Eperjesy
The Company and Mr. Eperjesy are party to an employment agreement dated August 2, 2022, pursuant to which Mr. Eperjesy serves as Chief Financial Officer for an initial term of five years commencing on August 15, 2022, subject to renewal for successive one-year periods. Pursuant to the employment agreement, Mr. Eperjesy is entitled to receive: (i) a base salary of $585,000; (ii) an annual cash bonus equal to 65% of his base salary paid during the year based on Company performance metrics and/or individual performance objectives, in each case, as determined by the Board or its Compensation Committee; and (iii) subject to Board approval, an initial equity award under the 2019 Omnibus Incentive Plan covering a total of 180,000 shares of common stock of the Company in the form of time- and performance-based restricted stock units. In connection with the employment agreement, the Company also entered into a restrictive covenant agreement with Mr. Eperjesy, pursuant to which Mr. Eperjesy is subject to certain restrictive covenants, including confidentiality, non-disparagement and 12-month post-termination non-competition and non-solicitation covenants.
Joseph Ross
The Company and Mr. J. Ross entered into an employment agreement on November 2, 2021 (as amended by that certain Performance Stock Unit Grant Notice and Performance Stock Unit Agreement between the Company and Mr. J. Ross, dated August 2, 2022 (the "2022 J. Ross PSU Award")), pursuant to which Mr. J. Ross serves as President — Sales for an initial term of five years, subject to renewal thereafter for successive one-year periods. Pursuant to the employment agreement, Mr. J. Ross is entitled to receive: (i) a base salary of $450,000; and (ii) an annual cash bonus equal to 65% of his base salary paid during the year based on Company performance metrics and/or individual performance objectives, in each case, as determined by the Board or its Compensation Committee. Mr. J. Ross is eligible to receive equity awards under the 2019 Omnibus Incentive Plan, as determined by the Board or its Compensation Committee, in the form of time- and performance-based restricted stock units. Under the terms of the 2022 J. Ross PSU Award, Mr. J. Ross’ employment agreement was amended to provide that Mr. J. Ross is no longer entitled to receive the one-time cash transaction bonus included in the employment agreement. In connection with the employment agreement, the Company also entered into a restrictive covenant agreement with Mr. J. Ross, pursuant to which Mr. J. Ross is subject to certain restrictive covenants, including confidentiality, non-disparagement and 12-month post-termination non-competition and non-solicitation covenants.
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Thomas Rich
The Company and Mr. Rich entered into an employment agreement on November 2, 2021 (as amended by that certain Performance Stock Unit Grant Notice and Performance Stock Unit Agreement between the Company and Mr. Rich, dated August 2, 2022 (the "2022 Rich PSU Award")), pursuant to which Mr. Rich serves as Executive Vice President — Rentals for an initial term of five years, subject to renewal thereafter for successive one-year periods. In 2023, Mr. Rich was promoted to President — Rentals. Pursuant to the employment agreement, Mr. Rich is entitled to receive: (i) a base salary of $450,000; and (ii) an annual cash bonus equal to 65% of his base salary paid during the year based on Company performance metrics and/or individual performance objectives, in each case, as determined by the board or its compensation committee. Mr. Rich is eligible to receive equity awards under the 2019 Omnibus Incentive Plan, as determined by the board or its compensation committee, in the form of time- and performance-based restricted stock units. Under the terms of the 2022 Rich PSU Award, Mr. Rich’s employment agreement was amended to provide that Mr. Rich is no longer entitled to receive the one-time cash transaction bonus included in the employment agreement. In connection with the employment agreement, the Company also entered into a restrictive covenant agreement with Mr. Rich, pursuant to which Mr. Rich is subject to certain restrictive covenants, including confidentiality, non-disparagement and 12-month post-termination non-competition and non-solicitation covenants.
Paul M. Jolas
The Company and Mr. Jolas entered into an employment agreement effective July 31, 2023, pursuant to which Mr. Jolas serves as Executive Vice President, General Counsel and Corporate Secretary for an initial term of five years, subject to renewal thereafter for successive one-year periods. Pursuant to the employment agreement, Mr. Jolas is entitled to receive: (i) a base salary of $430,000; and (ii) an annual cash bonus equal to 65% of his base salary paid during the year based on Company performance metrics and/or individual performance objectives, in each case, as determined by the Board or its Compensation Committee. Mr. Jolas is eligible to receive equity awards under the 2019 Omnibus Incentive Plan, as determined by the Board or its Compensation Committee, in the form of time- and performance-based restricted stock units. In connection with the employment agreement, the Company also entered into a restrictive covenant agreement with Mr. Jolas, pursuant to which Mr. Jolas is subject to certain restrictive covenants, including confidentiality, non-disparagement and 12-month post-termination non-competition and non-solicitation covenants.

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Outstanding Equity Awards at Fiscal Year-End
The following table summarizes, for each of the NEOs, the outstanding equity awards as of December 31, 2023. The market value of the shares of common stock reflected in the table is based upon the market price per share on December 29, 2023 (the last trading day of 2023), which was $6.18.

			Stock Awards
Name	Award Type	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ryan McMonagle	2021 RSU Award	5/27/21	81,250	502,125
	2021 PSU Award	5/27/21			128,699	795,360
	2021 RSU Award	7/08/21	81,250	502,125
	2021 PSU Award	7/08/21			128,699	795,360
	2022 RSU Award	8/02/22	325,000	2,008,500
	2022 PSU Award	8/02/22			203,125	1,255,313
Fred Ross	2021 RSU Award	5/27/21	87,500	540,750
	2021 PSU Award	5/27/21			138,600	856,548
	2021 RSU Award	7/08/21	87,500	540,750
	2021 PSU Award	7/08/21			138,600	856,548
	2022 RSU Award	8/02/22	350,000	2,163,000
	2022 PSU Award	8/02/22			218,750	1,351,875
Christopher J. Eperjesy	2022 RSU Award	8/02/22	247,500	1,529,550
	2022 PSU Award	8/02/22			168,750	1,042,875
Joseph Ross	2021 RSU Award	5/27/21	50,000	309,000
	2021 PSU Award	5/27/21			79,200	489,456
	2021 RSU Award	7/08/21	50,000	309,000
	2021 PSU Award	7/08/21			79,200	489,456
	2022 RSU Award	8/02/22	200,000	1,236,000
	2022 PSU Award	8/02/22			125,000	772,500
Thomas Rich	2021 RSU Award	5/27/21	50,000	309,000
	2021 PSU Award	5/27/21			79,200	489,456
	2021 RSU Award	7/08/21	50,000	309,000
	2021 PSU Award	7/08/21			79,200	489,456
	2022 RSU Award	8/02/22	200,000	1,236,000
	2022 PSU Award	8/02/22			125,000	772,500
Paul M. Jolas	2023 RSU Award 1	7/31/23	67,500	417,150
	2023 RSU Award 2	7/31/23	67,500	417,150
	2023 PSU Award 1	7/31/23			42,188	260,722
	2023 PSU Award 2	7/31/23			33,750	208,575
(1) Each of the RSU time-based awards vests as follows:
–2021 RSU Award. One-fourth of the award vests on April 1 of each year beginning in 2022 subject to continued employment through the applicable vesting date.
–2022 RSU Award. One-fourth of the award vests on April 1 of each year beginning in 2024 (2023 for Mr. Eperjesy) subject to continued employment through the applicable vesting date.
–2023 RSU Award 1. One-fourth of the award vests on April 1 of each year beginning in 2024 subject to continued employment through the applicable vesting date.
–2023 RSU Award 2. One-fourth of the award vests on April 1 of each year beginning in 2025 subject to continued employment through the applicable vesting date.
(2) Each of the PSU performance-based awards vests as follows:
–2021 and 2022 PSU Award. The PSUs are divided into two vesting tranches: (i) one-fourth of the PSUs in the first tranche vest at the end of each fiscal year 2021 through 2024 (2021 PSU Award) and the end of each fiscal year 2023 through 2026 (2022 PSU Award) subject to the attainment of a specific stock price target, averaged over 30 days, during the applicable performance year, (with such performance target deemed attained if Platinum Equity, LLC or its affiliate consummates a sale of shares of the Company’s common stock to an unaffiliated third party when the specific stock price target has been attained), with a portion of such PSUs remaining eligible to vest in a subsequent performance year in the event the stock price target is not obtained for the given performance year; and (ii)(A) one-fourth of the PSUs in the second tranche vest at the end of each
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fiscal year 2021 through 2024 (2021 PSU Award) and 2023 through 2026 (2022 PSU Award) subject to the attainment of a specific stock price target during the applicable performance year, with a portion of such PSUs remaining eligible to vest in a subsequent performance year in the event the stock price target is not obtained for the given performance year or (B) one-fourth of the PSUs in the second tranche vest at the end of each fiscal year 2022 through 2025 (2021 PSU Award) and 2024 through 2027 (2022 PSU Award) as follows: (x) 100% of the PSUs eligible to vest will vest subject to achievement of the specific EBITDA goal for the prior fiscal year at the target level or (y) one-fourth of the PSUs eligible to vest will vest subject to achievement of the specific EBITDA goal for the prior fiscal year at the threshold level (and if actual EBITDA is between the target and threshold levels, then the number of PSUs that vest is determined based on straight-line interpolation between such performance levels), whichever of clause (A) or (B) results in a higher number of PSUs vesting for the applicable performance year, in each case, subject to continued employment through the applicable vesting date.
–2023 PSU Award 1 and 2. The PSUs are divided into two vesting tranches: (i) one-fourth of the PSUs in the first tranche vest at the end of each fiscal year 2023 through 2026 (2023 PSU Award 1) and at the end of each fiscal year 2024 through 2027 (2023 PSU Award 2) subject to the attainment of a specific stock price target, averaged over 30 days, during the applicable performance year (with such performance target deemed attained if Platinum Equity, LLC or its affiliate consummates a sale of shares of the Company’s common stock to an unaffiliated third party when the specific stock price target has been attained), with any portion of such PSUs remaining eligible to vest in a subsequent performance year in the event the stock price target is not obtained for the given performance year; and (ii) one-fourth of the PSUs in the second tranche vest at the end of each fiscal year 2023 through 2026 (2023 PSU Award 1) and at the end of each fiscal year 2024 through 2027 (2023 PSU Award 2) as follows: (x) 100% of the PSUs eligible to vest will vest subject to the achievement of a specific EBITDA goal for the prior fiscal year at the target level or (y) one-fourth of the PSUs eligible to vest will vest subject to achievement of the specific EBITDA goal for the prior fiscal year at the threshold level (and if actual EBITDA is between the target and threshold levels, then the number of PSUs that vest is determined based on straight-line interpolation between such performance levels), in each case, subject to continued employment through the applicable vesting date. As of December 31, 2023, none of the performance goals for the second tranche of the 2023 PSU Award 2 had been set. Accordingly, the second tranche of PSUs is reflected in the Outstanding Equity Awards at target level performance.
Refer to "2022 LTIP — Type of Equity Granted and Performance Metrics" on page 42 for a further description of the PSU vesting provisions.
2023 Stock Vested and Option Exercises
The following table presents, for each of the NEOs, the number of shares of our common stock acquired and the value realized upon the vesting and settlement of RSUs and PSUs during 2023. There were no exercises of stock options during 2023 by our NEOs. Stock awards vested in 2023 are comprised of RSUs and PSUs granted under the LTIP for the fiscal years ended December 31, 2021, 2022 and 2023.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Ryan McMonagle	116,550	$773,654
Fred Ross	108,226	$718,400
Christopher J. Eperjesy	29,970	$198,940
Joseph Ross	66,600	$442,088
Thomas Rich	66,600	$442,088
Paul M. Jolas	—	$0
(1) The value realized is calculated by multiplying the number of shares of stock received by the closing price per share of our common stock on the NYSE on the applicable vesting date or, if such date was not a trading date, on the last trading day immediately preceding the vesting date. In 2023, certain PSUs and RSUs held by our NEOs vested on April 1, 2023 and December 31, 2023, and the closing price per share of our common stock was $6.79 and $6.18, respectively.
Potential Payments Upon Termination or Change in Control
Each of our NEOs has entered into an employment agreement, certain material terms of which have been summarized under "Employment Agreements" beginning on page 50. Upon a qualifying termination of employment, our NEOs are entitled to payments of compensation and certain benefits. The table below summarizes the termination scenarios in which our NEOs would be entitled to these benefits and quantifies the benefits payable to each NEO and upon the occurrence of a change in control. Under the employment agreements, the payment of termination benefits is generally subject to the executive’s execution and non-revocation of a general release of claims and continued compliance with restrictive covenant obligations. Vesting of unvested equity awards upon a change in control depends on the type and, for PSUs, the amount of consideration payable in the change in control, as further described in section "Change in Control Provisions Affecting LTIP Awards" in the CD&A beginning on page 44. The amounts shown are estimates of the amounts that would be paid to the NEOs upon the occurrence of the applicable triggering event, assuming that the triggering event occurred on December 31, 2023 and in the case of a change in control, that the consideration payable per share in the transaction was cash equal to our closing share price on the last trading day of 2023.

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Name	Termination Scenario	Severance ($)(1)	Annual Incentive Plan ($)(2)	Benefits Continuation ($)(3)	Vesting of Restricted Stock Units ($)(4)	Total ($)(5)
Ryan McMonagle	Termination Without Cause or for Good Reason (No Change in Control)	1,700,000	425,000	41,728	—	2,166,728
	Termination Without Cause or for Good Reason in Connection with a Change in Control	1,700,000	425,000	41,728	3,012,750	5,179,478
	Termination Due to Death	—	—	170,864	—	170,864
	Termination Due to Disability	—	—	20,864	—	20,864
	Change in Control (No Termination)	—	—	—	3,012,750	3,012,750
Fred Ross	Termination Without Cause or for Good Reason (No Change in Control)	1,600,000	400,000	35,226	—	2,035,226
	Termination Without Cause or for Good Reason in Connection with a Change in Control	1,600,000	400,000	35,226	3,244,500	5,279,726
	Termination Due to Death	—	—	167,613	—	167,613
	Termination Due to Disability	—	—	17,613	—	17,613
	Change in Control (No Termination)	—	—	—	3,244,500	3,244,500
Christopher J. Eperjesy	Termination Without Cause or for Good Reason (No Change in Control)	585,000	380,250	20,864	—	986,114
	Termination Without Cause or for Good Reason in Connection with a Change in Control	585,000	380,250	20,864	1,529,550	2,515,664
	Termination Due to Death	—	—	170,864	—	170,864
	Termination Due to Disability	—	—	20,864	—	20,864
	Change in Control (No Termination)	—	—	—	1,529,550	1,529,550
Joseph Ross	Termination Without Cause or for Good Reason (No Change in Control)	450,000	292,500	26,751	—	769,251
	Termination Without Cause or for Good Reason in Connection with a Change in Control	450,000	292,500	26,751	1,854,000	2,623,251
	Termination Due to Death	—	—	176,751	—	176,751
	Termination Due to Disability	—	—	26,751	—	26,751
	Change in Control (No Termination)	—	—	—	1,854,000	1,854,000
Thomas Rich	Termination Without Cause or for Good Reason (No Change in Control)	450,000	292,500	26,577	—	769,077
	Termination Without Cause or for Good Reason in Connection with a Change in Control	450,000	292,500	26,577	1,854,000	2,623,077
	Termination Due to Death	—	—	176,577	—	176,577
	Termination Due to Disability	—	—	26,577	—	26,577
	Change in Control (No Termination)	—	—	—	1,854,000	1,854,000
Paul M. Jolas	Termination Without Cause or for Good Reason (No Change in Control)	430,000	279,500	16,581	—	726,081
	Termination Without Cause or for Good Reason in Connection with a Change in Control	430,000	279,500	16,581	834,300	1,560,381
	Termination Due to Death	—	—	166,581	—	166,581
	Termination Due to Disability	—	—	16,581	—	16,581
	Change in Control (No Termination)	—	—	—	834,300	834,300
(1) One times the NEO’s base salary, payable in installments during the 12-month period following the termination (in the cases of Messrs. McMonagle and F. Ross, such amount is two times his base salary, payable over the 24-month period following the termination).
(2) Any prior year’s earned but unpaid annual bonus and a pro-rated annual bonus for the year of termination based on actual performance. The target annual award payment amount based on each NEO's annual base salary is reported in this table (see "Actual Payouts Under the 2023 STIP" on page 40).
(3) Continued participation at the Company's cost in the Company’s group health plan for up to 12 months (or, in the cases of Messrs. McMonagle and F. Ross, continued participation for up to 24 months in such group health plan in the event of a termination without “cause” or for “good reason” or non-renewal of the employment term), and with respect to a termination due to death, a payment under a life insurance policy in an amount equal to 100% of the NEO’s base annual earnings (up to a maximum of $150,000).
(4) The accelerated vesting of LTIP awards assuming a change in control in which the consideration payable per share is cash equal to the closing share price on the last trading day of the reporting year. The amount shown represents the value of RSUs that would vest upon the change in control transaction.
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Because the closing share price was lower than the stock price target for all of the PSUs, no PSUs would have vested and therefore no value related to PSUs is included in the amount shown in this column. If less than 80% of the consideration payable in a change in control is not cash, outstanding RSUs will remain outstanding and eligible to vest based on the existing vesting schedule and if value of the consideration payable per share in the change in control equals or exceeds the applicable stock price target, PSUs will generally convert to time-based vesting and vest at the end of each performance year in accordance with the applicable award agreement (without regard to any stock price target or EBITDA goal, as applicable, provided that if the RSUs and PSUs are not assumed or substituted for by the surviving company in the change in control, then the awards will vest. In addition, if the NEO’s employment is terminated by the Company without “cause” or by the NEO for “good reason,” in either case, within one year following a change in control in which less than 80% of the consideration payable is cash, any outstanding RSUs and converted PSUs will vest. If the consideration payable per share in a change in control is less than the stock price target for a PSU, the PSU will be forfeited for no consideration upon such change in control. Refer to "Change in Control Provisions Affecting LTIP Awards" in the CD&A on page 44 for further information.
(5) Amounts shown do not account for any reduction pursuant to the Section 280G best pay provisions in the NEO employment agreements. Any such reduction would be calculated upon actual termination of employment.
2023 Pay Ratio
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total combined compensation of Messrs. McMonagle and F. Ross, each of whom served as our Chief Executive Officer during fiscal year 2023.
Since two individuals served as our Chief Executive Officer during 2023, we combined the annual total compensation of each of Messrs. McMonagle and F. Ross pursuant to the SEC rules in order to arrive at the annual total combined compensation of $1,852,933. For the portion of fiscal year 2023 that each individual served as Chief Executive Officer, Mr. McMonagle had total compensation of $1,523,084, which includes base salary of $668,355, and Mr. F. Ross had total compensation of $329,849, which includes base salary of $181,645.
The ratio of the annual total compensation of our "median employee" of $76,517 to the annual total combined compensation of our CEOs of $1,852,933, was approximately 24:1. In calculating the annual total compensation for the median employee, we included each element of compensation listed in the Summary Compensation Table above, including the Company’s matching contribution to a 401(k) plan or similar plan for such median employee.
As permitted by SEC rules, for the 2023 pay ratio reported above, we used the same median employee that we used for our 2022 pay ratio, as we believe there have been no changes in our employee population or employee compensation arrangements during the last fiscal year that would significantly impact our pay ratio disclosure. To identify the median employee, we used W2 earnings as of December 31, 2022.
We identified the median employee used for 2022 from the Company’s employee population as of December 31, 2022. After excluding 69 employees pursuant to the de minimis exemption, the Company’s employee population consisted of 2,098 employees. Under the de minimis exemption, the Company was permitted to exclude up to 5% of its total employees who are non-U.S. employees. The Company relied on this exemption to exclude the employee population of 69 employees in Canada, which collectively accounted for less than 5% of the Company’s total employee population of 2,167 as of December 31, 2022.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported above should not be used as a basis for comparison between companies by other companies. In addition, we expect the Company’s annually reported pay ratio may vary significantly year over year, given the size of the Company and the potential variability in Company employee compensation.
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed fiscal years. In determining the "compensation actually paid" to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2023, 2022 and 2021 fiscal years.
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							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for Current PEO(1)	Summary Compensation Table Total for Former PEO(1)	Compensation Actually Paid to Current PEO(1)(2)(3)	Compensation Actually Paid to Former PEO(1)(2)(3)	Average Summary Compensation Table Total for Non-PEO(1) NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)	Company Total Stockholder Return	Peer Group Total Stockholder Return(4)	Net Income (Loss) ($ in millions)	Adjusted EBITDA(5) ($ in millions)
2023	$1,937,026	$1,543,514	$765,594	$329,849	$1,038,424	$575,754	$97.78	$146.01	$50.7	$426.9
2022	—	$4,261,163	—	$3,142,037	$2,134,747	$1,445,764	$85.75	$114.07	$38.9	$393.0
2021	—	$6,447,451	—	$5,441,201	$4,009,465	$2,510,468	$108.55	$125.90	$(181.5)	$277.3
(1) Fred Ross served as Chief Executive Officer, the principal executive officer ("PEO"), in fiscal year 2021, in fiscal year 2022 and in fiscal year 2023 until March 20, 2023. Ryan McMonagle served as President and Chief Operating Officer in fiscal year 2021, in fiscal year 2022 and in fiscal year 2023 until March 20, 2023. Compensation reflected in the Summary Compensation Table Total for Current PEO column reflects the total compensation of our current Chief Executive Officer (“CEO”), Mr. McMonagle, for the fiscal year ended December 31, 2023, as reported in the Summary Compensation Table. Compensation reflected in the Summary Compensation Table Total for Former PEO column reflects the total compensation of our former CEO, Mr. F. Ross, for the fiscal years ended December 31, 2021, 2022 and 2023, as reported in the Summary Compensation Table. Fiscal year 2023 compensation reflected in the Summary Compensation Table Total for Non-PEO NEOs column reflects Mr. Ross’s service as Founder starting March 20, 2023 and Mr. McMonagle’s service as President and Chief Operating Officer until March 20, 2023.
(2) Compensation Actually Paid ("CAP") is an amount calculated using a formula prescribed by the SEC based on total compensation as disclosed in the "Summary Compensation Table" ("SCT") on page 48, with specified adjustments for pensions (if applicable) and stock-based compensation. SCT and CAP for the PEO and Average Non-PEO NEOs reflects Mr. Ross’s service as CEO until March 20, 2023 and Mr. McMonagle’s service as CEO starting March 20, 2023 and Mr. Ross’s service as Founder starting March 20, 2023 and Mr. McMonagle’s service as President and Chief Operating Officer until March 20, 2023, respectively. To calculate CAP, the following amounts were deducted from and added to SCT total compensation:

PEO SCT Total to CAP Reconciliation:
Year	SCT Total(i)	Net Adjustments to SCT Total(ii) (iii)	CAP
2023
Current PEO	$1,937,026	$(1,171,432)	$765,594
Former PEO	$1,543,514	$(1,213,665)	$329,849

Average Non-PEO NEOs SCT Total to CAP Reconciliation:
Year	SCT Total(i)	Net Adjustments to SCT Total(ii) (iii)	CAP
2023	$1,038,424	$(462,670)	$575,754
(i) Reflects "Total Compensation" reported in the SCT for our CEOs.
(ii) Includes the grant date fair value of equity-based awards granted as reflected in the SCT for our CEOs.
(iii) Includes the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown, adjusted for the 2023 CEO change as described above. Fair value or change in fair value, as applicable, of equity awards was determined by reference to (i) for RSUs, the closing price per share on the applicable year-end dates or, in the case of vesting dates, the closing price per share on the applicable vesting dates; (ii) for PSUs (excluding any market-based awards), the same valuation methodology as RSU awards except that the year-end values are multiplied by the probability of achievement of the applicable performance objective as of the applicable date; and, (iii) for market-based awards, the fair value is calculated using a Monte Carlo simulation approach in a risk-neutral framework to model future stock price movements based upon historical volatility (based on the weighted-average combination of the Company’s historic volatility and of the implied volatility of a group of the Company’s peers), risk-free rates of return, and correlation matrix. Please refer to the section "Accounting for Share-Based Compensation" in the CD&A on page 44 for additional information. The equity components of CAP for the 2023 fiscal year are further detailed in the supplemental tables below. No adjustments for pensions are required as the Company does not have a defined-benefit plan.

	2023
Adjustments to Determine Compensation "Actually Paid" for CEOs	Current PEO	Former PEO
Deduction for amounts reported under the "Stock Awards" column in the SCT	$(305,094)	$—
Increase for fair value of awards granted during year that remain unvested as of year-end	(54,031)	—
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	(568,735)	—
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year	170,370	—
Deduction for proration of compensation for partial time served as PEO	(413,942)	(1,213,665)
Total adjustments	$(1,171,432)	$(1,213,665)
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Adjustments to Determine Average Compensation "Actually Paid" for Non-CEO NEOs	2023
Deduction for amounts reported under the "Stock Awards" column in the SCT	$(441,863)
Increase for fair value of awards granted during year that remain unvested as of year-end	(32,871)
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end	(38,271)
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year	50,335
Total adjustments	$(462,670)
(3) The assumptions used in calculating the fair value of unvested stock-based awards as of December 31 of each year (or the vest date, if earlier) were consistent with those used to calculate the grant date fair value. The amounts shown do not constitute a promise or commitment by the Company to pay and final outcomes are likely to differ.
(4) The peer group is the S&P 600 Industrials and comprises those companies included in the S&P SmallCap 600 that are classified as members of the GICS® Industrials sector peer group (the "PvP Peer Group").
(5) As an additional measure, the Company has included Adjusted EBITDA, which is used by the Company to evaluate performance and allocate resources. For additional information refer to 2023 Short-Term Incentive Plan ("STIP") on page 40.
The following discusses the relationship between compensation actually paid to our CEOs and the average of our non-CEO NEOs versus selected measures for 2021-2023:
Compensation Actually Paid vs. Net Income (Loss)
■Compensation actually paid to our current CEO of $0.8 million for 2023 and to our former CEO of $0.3 million, $3.1 million and $5.4 million for 2023, 2022 and 2021, respectively, and average compensation actually paid to our non-CEO NEOs of $0.6 million, $1.4 million and $2.5 million for 2023, 2022 and 2021, respectively, compares to net income (loss) of $50.7 million, $38.9 million and $(181.5) million for 2023, 2022 and 2021, respectively.
Compensation Actually Paid vs. Adjusted EBITDA
■Compensation actually paid to our current CEO of $0.8 million for 2023 and to our former CEO of $0.3 million, $3.1 million and $5.4 million for 2023, 2022 and 2021, respectively, and average compensation actually paid to our non-CEO NEOs of $0.6 million, $1.4 million and $2.5 million for 2023, 2022 and 2021, respectively, compares to Adjusted EBITDA of $426.9 million, $393.0 million and $277.3 million for 2023, 2022 and 2021, respectively.
Company Cumulative TSR vs. PvP Peer Group TSR
■The Company’s TSR of $97.78, $85.75 and $108.55, for 2023, 2022 and 2021, respectively, compares to Peer Group TSR of $146.01, $114.07 and $125.90 for 2023, 2022 and 2021, respectively.
Compensation Actually Paid vs. Company Cumulative TSR
■During 2023, compensation actually paid to our CEOs and average compensation actually paid to our non-CEO NEOs declined 65% and 60%, respectively, compared to a 14% increase in the Company's TSR. During 2022, compensation actually paid to our former CEO and average compensation actually paid to our non-CEO NEOs declined 42% for both, compared to a 21% decline in the Company's TSR.
The following table lists the three most important financial performance measures that the Compensation Committee used to link compensation actually paid to the NEOs to Company performance for the most recently completed fiscal year.

Most Important Performance Measures
Adjusted EBITDA(1)(2)
Gross Profit(3)
Leverage Ratio(4)
(1) Adjusted EBITDA is the performance measure used for performance units (the PSUs), as discussed in "Long-Term Incentive Plan ("LTIP")" beginning on page 41.
(2) For our NEOs, 100% of their bonus opportunity for 2023 was based on Company ("corporate") Adjusted EBITDA for 2023.
(3) Gross Profit is the performance measure used to evaluate the Company’s operating segment performance. For additional information, see Note 20 to our audited consolidated financial statements included in our 2023 Annual Report on Form 10-K.
(4) Leverage Ratio is a measure used by the Company to evaluate the ability to service debt. Leverage Ratio is calculated as the ratio of "net debt," which is total debt excluding deferred financing fees less cash and cash equivalents, to Adjusted EBITDA.
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EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes the information regarding equity awards outstanding and available for future grants as of December 31, 2023:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(4)
Equity compensation plans approved by security holders(1)	7,042,194	$4.00	8,177,031
Equity compensation plans not approved by security holders	—	—	—
Total	7,042,194	$4.00	8,177,031

(1) Consists of the 2019 Omnibus Incentive Plan and 2022 Employee Stock Purchase Plan (the "ESPP").
(2) Includes 125,972 outstanding stock options and 6,916,222 unvested restricted stock units and unvested performance stock units.
(3) Includes the weighted average exercise price for outstanding options only; restricted stock units and performance stock units do not have an exercise price and are not included in the calculation of weighted average exercise price.
(4) Includes 3,237,031 shares available for future issuance under the 2019 Omnibus Incentive Plan and 4,940,000 shares available for future issuance under our ESPP (of which a maximum of approximately 230,000 are potentially subject to purchase during the offering period in effect December 31, 2023).
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STOCK OWNERSHIP
The following table sets forth information as of April 17, 2024 regarding ownership of shares of our common stock by:
–each person known to be the beneficial owner of more than 5% of our outstanding common stock;
–each director;
–each Named Executive Officer; and
–all current executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Percentage ownership is based on 240,827,417 shares of common stock outstanding as of April 17, 2024. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Custom Truck One Source, Inc., 7701 Independence Ave, Kansas City, Missouri 64125.

Name of Beneficial Owner		Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
Directors and Named Executive Officers:
Ryan McMonagle		457,255	*
Fred Ross	(1)	2,247,925	*
Mark D. Ein	(2)	9,543,916	3.9%
Marshall Heinberg	(3)	373,856	*
Louis Samson		—	*
Rahman D'Argenio		—	*
David Wolf		—	*
Georgia Nelson		71,586	*
Mary Jackson		32,955	*
David Glatt		—	*
Paul Bader		71,586	*
Christopher Eperjesy		132,594	*
Joseph Ross	(4)	429,979	*
Thomas Rich		180,528	*
Paul M. Jolas		10,234	*
All Directors and Executive Officers as a Group (15 individuals)		13,552,414	5.6%

Five Percent Holders:
Platinum Equity, LLC	(5)	148,600,000	61.7%
ECP ControlCo, LLC	(6)	28,150,436	11.6%
* Less than one percent
(1) Includes 2,000,000 shares held by the Frederick M. Ross, Jr. Holding Company, LLC.
(2) Includes (i) 5,503,086 shares of common stock and warrants to purchase an additional 2,457,338 shares of common stock held by Capitol Acquisition Management IV, LLC and (ii) 20,000 shares subject to currently exercisable options.
(3) Includes 120,000 shares of common stock owned by Mr. Heinberg’s spouse.
(4) Includes 282,449 and 1,326 shares of common stock held by the Joseph P. Ross Holding Company, LLC and Joseph P. Ross Revocable Trust, respectively.
(5) Based solely on the Schedule 13D/A filed by Platinum Equity, LLC, PE One Source Holdings, LLC is the record holder of 148,600,000 shares of common stock. Platinum Equity, LLC is the sole member of each Platinum Equity Investment Holdings, LLC ("Platinum Holdings") and Platinum Equity Investment Holdings V Manager, LLC ("PEIH V Manager"). Platinum Holdings is the sole member of Platinum Equity Investment Holdings IC (Cayman), LLC, which is the general partner of Platinum Equity InvestCo, L.P. ("PEIC LP"), which holds all of the outstanding equity in Platinum Equity Investment Holdings V, LLC ("PEIH V"), which holds all of the outstanding equity in Platinum Equity Partners V, LLC, which is the general partner of Platinum Equity Partners V, L.P., which is the general partner of Platinum Equity Capital Partners V, L.P., which holds a majority of the outstanding equity in PE One Source Holdings, LLC. PEIH V Manager is the sole manager of PEIH V, and Platinum InvestCo (Cayman), LLC holds a controlling interest in PEIC LP. Platinum Equity and Tom Gores, together, hold a
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controlling interest in PIC LLC and may be deemed to beneficially owned the Shares beneficially owned by PIC LLC. Tom Gores is the Chairman and Chief Executive Officer of Platinum Equity. Accordingly, each of the foregoing entities and Mr. Gores may be deemed to beneficially own the shares of common stock held by PE One Source Holdings, LLC. The address for each entity and individual listed in this footnote is 360 North Crescent Drive, South Building, Beverly Hills, California 90210.
(6) ECP Cardinal Holdings, LP directly owns 4,500,000 shares of common stock, NESCO Holdings, LP directly owns 21,238,988 shares of common stock and Energy Capital Partners Management, LP directly owns 18,640 shares of common stock. NESCO Holdings, LP holds warrants to purchase an additional 2,392,808 shares of common stock. The general partner of each of ECP Cardinal Holdings, LP and NESCO Holdings, LP is NESCO Holdings GP, LLC. ECP Starlight Guarantor (Public), LP and Energy Capital Partners III (NESCO Co-Invest), LP are the sole members of NESCO Holdings GP, LLC. Energy Capital Partners III, LLC is the general partner of (i) Energy Capital Partners GP III, LP, which is the general partner of each of Energy Capital Partners III, LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B, LP, Energy Capital Partners III-C, LP, Energy Capital Partners III-D, LP, which are the sole members of ECP Starlight Public GP, LLC, which is the general partner of ECP Starlight Guarantor (Public), LP, and (ii) Energy Capital Partners GP III Co-Investment (NESCO), LLC, which is the general partner of Energy Capital Partners III (NESCO Co-Invest), LP. As a result, each of the foregoing entities may be deemed to share beneficial ownership of the shares of common stock held by ECP Cardinal Holdings, LP and Nesco Holdings LP. ECP ControlCo, LLC is the sole member of Energy Capital Partners III, LLC and may be deemed to share beneficial ownership of the securities beneficially owned by Energy Capital Partners III, LLC. The managing members of ECP ControlCo, LLC are Douglas Kimmelman, Andrew Singer, Peter Labbat, Tyler Reeder and Rahman D’Argenio all of whom collectively share the power to vote and dispose of the securities beneficially owned by ECP ControlCo, LLC. Each such individual disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for each person and entity in this footnote is 40 Beechwood Road Summit, New Jersey 07901.
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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Amended and Restated Stockholders’ Agreement
On April 1, 2021, a subsidiary of Nesco acquired Custom Truck One Source, L.P. and the Company changed its name to "Custom Truck One Source, Inc."
Nesco, Platinum, ECP, Capitol and certain other shareholders and members of Nesco’s management are parties to the Amended and Restated Stockholders’ Agreement, last amended in April 2023, which provides that so long as Platinum meets the Platinum Director Nomination Threshold, Platinum has the right to designate up to seven nominees for the election to the Board, three of whom are required to be independent directors. In addition, while Platinum meets the Platinum Director Nomination Threshold, the Amended and Restated Stockholders’ Agreement does not restrict Platinum from nominating additional directors and soliciting stockholders outside of the Company’s proxy statement, subject to the rights of the other parties to the Amended and Restated Stockholders’ Agreement. Each Platinum designee director who is not an independent director will have the number of votes on the Board in accordance with Article Fifth of the Charter. In addition to the foregoing, so long as Platinum meets the Platinum Ownership Threshold, Platinum also has the right to (i) designate any number of directors described in the first sentence of this paragraph, so long as the total number of votes of all such designees does not exceed the total number of votes constituting a majority of all votes of all directors minus one and (ii) designate up to two additional nominees for election to the Board, each of such designated directors pursuant to (i) or (ii) shall have a number of votes in accordance with Article Fifth of the Charter. If Platinum does not meet the Platinum Ownership Threshold but beneficially owns 4.5% or more of our common stock, the number of designees who are not independent directors that Platinum is entitled to nominate decreases from four to one, and such director’s voting power decreases to one vote. All such rights to designate nominees, including independent directors, shall cease if Platinum fails to beneficially own 4.5% or more of our common stock.
The Amended and Restated Stockholders’ Agreement further provides that: (i) ECP will have the right to designate one nominee for the election to the Board so long as it beneficially owns at least 4.5% of our common stock; (ii) Capitol will have the right to designate one nominee for the election to our Board so long as it beneficially owns at least 50% of the common stock it held as of the closing of the Acquisition; and (iii) the Chief Executive Officer of the Company shall hold a seat on the Board. Except as set forth above with respect to the Platinum designee directors, each director has one vote in any matter submitted to the Board for its consideration.
While Platinum meets the Platinum Ownership Threshold, Platinum, in its capacity as stockholder, will have consent rights over the following actions of the Company or any of its subsidiaries:
–entering into or effecting a change in control;
–entering into agreements providing for the acquisition or divestiture of assets or equity security of any person, with aggregate consideration in excess of $50 million;
–entering into any joint venture or similar business alliance having a fair market value in excess of $50 million;
–initiating any liquidation, dissolution, receivership, bankruptcy or other insolvency proceeding;
–making any material change in the nature of the business;
–effecting share repurchases, except for repurchases pursuant to a repurchase plan or certain repurchases from employees which are approved by the Board;
–declaring dividends or reclassifying equity securities or securities convertible into equity securities;
–incurring indebtedness for borrowed money in an aggregate principal amount in excess of $50 million, other than borrowings under the existing revolving credit facility;
–granting security interests or guaranties other than in the ordinary course;
–terminating or hiring the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer;
–amending our Certificate of Incorporation or Bylaws;
–designating of any class of stock;
–issuing any equity securities or rights to acquire equity securities, other than equity issued pursuant to employee equity plans that shall have been approved by the Board;
–establishing or changing any employee incentive plans;
–changing accounting policies other than required in accordance with GAAP, and any material tax elections;
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–hiring or terminating of principal outside counsel or auditor; and
–entering into any contracts not specifically listed above involving aggregate payments to or by the Company in excess of $50 million per annum.
Pursuant to the terms of the Amended and Restated Stockholders’ Agreement, certain shares of common stock held by ECP and Capitol continue to be designated "Earnout Shares" and such Earnout Shares are subject to restrictions on (i) transfer of such shares and (ii) forfeiture of such shares tied to both time and performance to which the other shares of common stock are not subject.
If, at any time while Platinum beneficially owns 50% or more of the common stock, Platinum receives a bona fide offer from a third party to purchase or otherwise desires to transfer shares of common stock to a third party on arm’s length terms, including shares of common stock owned by ECP, Capitol or certain members of management of the Company (the "Drag Shares"), and (i) such sale proposal, if consummated, would result in a change in control of the Company (taking into account all Drag Shares), (ii) such sale proposal does not involve the transfer of Drag Shares to Platinum or an affiliate of Platinum and (iii) in such sale proposal, if consummated, Platinum would receive the same form of consideration as the other stockholders in the Company (a "Required Sale"), then Platinum may deliver a written notice with respect to such sale proposal at least 10 business days prior to the anticipated closing date of such Required Sale to ECP, Capitol and the applicable members of the Company’s management requiring them to sell or otherwise transfer their shares of common stock to the proposed transferee.
Any acquisition proposal by Platinum (or an affiliate thereof) or any acquisition in which Platinum does not receive the same form of consideration as the other stockholders of the Company will, in each case, require approval by both (i) a majority of the disinterested directors or a special committee of independent directors and (ii) while ECP owns 5% or more of the shares of common stock on a fully diluted basis (calculated using the treasury stock method), a majority of the Company’s stockholders that are independent of Platinum and otherwise disinterested.
Platinum, ECP and Capitol will be granted certain rights to have registered, in certain circumstances, the resale under the Securities Act of the shares of common stock held by them, subject to certain conditions set forth therein.
The Company agreed to certain indemnification rights for the benefit of Platinum, ECP, Capitol and certain of their representatives and affiliates in connection with their purchase or ownership of Company equity interests or their involvement in litigation in their capacity as a stockholder of the Company (or as a representative or affiliate of any of Platinum, ECP or Capitol, as the case may be).
Subscription, Supplemental Equity Financing and Rollovers
In connection with the Acquisition, on April 1, 2021, certain equity holders of Custom Truck LP ("Sellers") contributed a portion of their equity interests in Custom Truck LP with an aggregate value of $100.5 million in exchange for shares of our common stock, valued at $5.00 per share ("Rollovers") pursuant to Rollover and Contribution Agreements between Nesco and the Sellers, each dated December 3, 2020.
On April 1, 2021, we issued and sold to Platinum certain shares of our common stock with a purchase price of $5.00 per share pursuant to a common stock Purchase Agreement ("Investment Agreement"), by and between Nesco and Platinum, dated December 3, 2020. In accordance with the Investment Agreement, on December 21, 2020, Nesco also entered into Subscription Agreements ("Subscription Agreements") with certain private investment in public equity investors ("PIPE Investors") to finance, in part, the Acquisition. Pursuant to the Subscription Agreements, the PIPE Investors purchased an aggregate of 28,000,000 shares of our common stock at $5.00 per share for an aggregate purchase price of $140 million ("Supplemental Equity Financing") upon consummation of the Acquisition and related transactions.
Blackstone and certain of our directors and officers acquired shares of common stock at a purchase price of $5.00 per share, as part of the Supplemental Equity Financing and Rollovers. Blackstone acquired 14,171,421 shares of common stock, Marshall Heinberg and his immediate family acquired 150,000 shares of common stock, Georgia Nelson acquired 25,000 shares of common stock, Fred Ross, Joseph Ross and members of their immediate family acquired 5,023,322 shares of common stock, Paul Bader acquired 25,000 shares of common stock, Mark Ein acquired 1,000,000 shares of common stock, Ryan McMonagle acquired 197,926 shares of common stock, Bradley Meader, our former Chief Financial Officer, acquired 48,956 shares of common stock and Thomas Rich acquired 20,857 shares of common stock. Adam Haubenreich, our former General Counsel, acquired 62,318 shares of common stock and Joshua Boone, our former Chief Financial Officer prior to Mr. Meader, also acquired 50,000 shares of common stock as part of the Supplemental Equity Financing.
In connection with the Acquisition, on April 1, 2021, the Company and the PIPE Investors, including certain of our directors and officers as discussed above, entered into a Registration Rights Agreement (the "Registration Rights Agreement"). Pursuant to the terms of the Registration Rights Agreement, among other things, the Company is obligated to file a registration statement to register the resale under the Securities Act of the shares of common stock subscribed for by the PIPE Investors
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pursuant to the Subscription Agreements.
Indemnification Agreements
The Company has entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require the Company to indemnify the respective director and/or officer under the circumstances and to the extent provided for therein, to the fullest extent permitted by the General Corporation Law of the State of Delaware, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding arising out of the person’s service as a director or officer.
Platinum
In connection with the Acquisition, on April 1, 2021, the Company and Platinum entered into a Corporate Advisory Services Agreement, pursuant to which, among other things, Platinum provides certain transactional and corporate advisory services to the Company, and the Company will pay to Platinum an advisory fee of $5 million per each of the calendar years 2021 through 2023 (pro-rated for calendar year 2021), $2.5 million for calendar year 2024 and $1.25 million per annum for each calendar year thereafter.
Fred Ross and Joseph Ross
Fred Ross, Joseph Ross and members of their immediate family own R&M Equipment Rental. CTOS rents and sells equipment and provides services to R&M Equipment Rental. Total revenue for the Company from these transactions with R&M Equipment Rental for the year ended December 31, 2023 was $26.2 million. Accounts receivable from R&M Equipment Rental was $0.7 million as of December 31, 2023.
Fred Ross, Joseph Ross and members of their immediate family provide charter aircraft services for the Company. These amounts totaled $0.4 million for the year ended December 31, 2023.
For transactions Fred Ross, Joseph Ross and members of their immediate family had in connection with the Supplemental Equity Financing and the Rollovers, see "—Subscription, Supplemental Equity Financing and Rollovers" above.
Policies and Procedures for Related Person Transactions
Our Board has adopted a written Related Person Transaction and Procedures policy. Under the policy, our Audit Committee has the primary responsibility for reviewing and approving or disapproving "Related Person Transactions." Our Related Person Transaction and Procedures provides that a "Related Person Transaction" is a material transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company was, is or will be a participant and in which any Related Person had, has or will have a direct or indirect material interest. A transaction involving an amount exceeding $120,000 is presumed to be a "material transaction," though transactions involving lower amounts may be material based on the facts and circumstances. A Related Person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our voting securities, in each case since the beginning of the most recently completed year, any of their immediate family members and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner, managing member or principal or in a position of having control or significant influence.
Pursuant to our policy, the Audit Committee shall review the relevant facts and circumstances of each Related Person Transaction (other than certain pre-approved transactions) and either approve or disapprove the Related Person Transaction. Such review shall include if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, the extent of the Related Person’s interest in the transaction, and shall also take into account the conflicts of interest and corporate opportunity provisions of the Company’s Code of Ethics and Conduct. Any Related Person Transaction shall be consummated and shall continue only if the Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in our Related Person Transaction and Procedures. Management shall present to the Audit committee each proposed Related Person Transaction, including all relevant facts and circumstances relating thereto, and shall update the Audit Committee as to any material changes to any approved or ratified Related Person Transaction and shall provide a status report of all then current Related Person Transactions at least quarterly at a regularly scheduled meeting of the Audit Committee or as needed.
Certain related person transactions described above were not required to be approved in accordance with our current Related Person Transaction and Procedures because they were entered into prior to or in connection with the consummation of the Acquisition, at which time our current Related Person Transaction and Procedures became effective.
Family Relationships
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In 2023, there were no family relationships between any of the Company’s executive officers and directors, except that Fred Ross, who was our Chief Executive Officer until March 20, 2023, and currently our Founder and a director, has siblings, children and indirect family members who work for the Company, including Joseph Ross, his brother, who is an executive officer.
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OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock (collectively, the "Reporting Persons"), file reports of ownership and changes of ownership with the SEC. Such Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely upon a review of Section 16(a) filings on EDGAR and written representations from the Reporting Persons, we believe that during the fiscal year ended December 31, 2023, all Section 16(a) filing requirements were satisfied on a timely basis with the following exception: R. Todd Barrett filed a late Form 4 on September 14, 2023, reporting the purchase of common stock on August 28, 2023.
2023 Annual Report on Form 10-K and SEC Filings
Our financial statements for the year ended December 31, 2023 are included in our Annual Report on Form 10-K for the year ended December 31, 2023, which is posted on our website at https://investors.customtruck.com and is available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report on Form 10-K (excluding exhibits) without charge by sending a written request to Investor Relations, Custom Truck One Source, Inc., 7701 Independence Avenue, Kansas City, Missouri 64125. We will provide any exhibit upon payment of a specified reasonable fee. The annual report is not soliciting material and is not incorporated into this document by reference.
*    *    *
The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by Internet or by phone as instructed on the enclosed Notice of Internet Availability of Proxy Materials or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS
Kansas City, Missouri
April 26, 2024

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ANNEX A
AMENDMENT NO. 1 TO THE
CUSTOM TRUCK ONE SOURCE, INC.
AMENDED AND RESTATED 2019 OMNIBUS INCENTIVE PLAN

THIS AMENDMENT NO. 1 TO THE CUSTOM TRUCK ONE SOURCE, INC. AMENDED AND RESTATED 2019 OMNIBUS INCENTIVE PLAN (this “Amendment”) is made and adopted by Custom Truck One Source, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).
RECITALS
WHEREAS, the Company maintains the Custom Truck One Source, Inc. Amended and Restated 2019 Omnibus Incentive Plan (as amended from time to time, the “Plan”);
WHEREAS, pursuant to Section 10.4 of the Plan, the Plan may be amended by the Board of Directors of the Company (the “Board”) (in its capacity as Administrator under, and as defined in, the Plan) at any time, subject to the terms of the Plan; and
WHEREAS, the Board has adopted this Amendment, subject to and effective upon approval by the stockholders of the Company at the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”).
NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows, subject to approval by the stockholders of the Company at the 2024 Annual Meeting:
1.Section 4.3 of the Plan is hereby amended and restated in its entirety to read as follows:
“4.3    Incentive Option Limitations. Notwithstanding anything to the contrary herein, no more than 20,650,000 Shares may be issued pursuant to the exercise of Incentive Options.”
2.Section 10.3 of the Plan is hereby amended and restated in its entirety to read as follows:
“10.3 Effective Date and Term of Plan. The Plan became effective on the day that it was initially adopted by the Board and approved by stockholders in 2019 and will remain in effect until the 10th anniversary of the date Amendment No. 1 to the Plan was approved by the Board in 2024, but Awards previously granted may extend beyond that date in accordance with the Plan.”
3.Section 11.26 of the Plan is hereby amended and restated in its entirety to read as follows:
“11.26 “Overall Share Limit” means 20,650,000 Shares.”
4.This Amendment shall be and is hereby incorporated in and forms a part of the Plan; provided that the Amendment shall be subject to approval by the stockholders of the Company at the 2024 Annual Meeting.
5.Except as expressly provided herein, all other terms and provisions of the Plan shall remain unchanged and in full force and effect.

Custom Truck One Source, Inc. 2024 Proxy Statement | 66

    IN WITNESS WHEREOF, I hereby certify that this Amendment was duly adopted by the Board of Directors of Custom Truck One Source, Inc. on , 2024 and was approved by the stockholders of Custom Truck One Source, Inc. on , 2024.

Custom Truck One Source, Inc.

By: __________________________
Name ________________________
Title ________________________

Date: _________________________

Custom Truck One Source, Inc. 2024 Proxy Statement | 67

ANNEX B
Non-GAAP Financial Information for Compensation Discussion and Analysis
The following table provides a reconciliation of net income (loss) to Adjusted EBITDA for the years ended December 31, 2023, 2022 and 2021. As previously noted, Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for revenue, operating income/loss, net income/loss, earnings/loss per share or any other comparable operating measure prescribed by GAAP.

	Year Ended December 31,
(in $000s)	2023	2022	2021
Net income (loss)	$50,712	$38,905	$(181,501)
Interest expense	94,694	76,265	67,610
Income tax expense	7,364	7,827	4,425
Depreciation and amortization	218,993	223,483	209,073
EBITDA	371,763	346,480	99,607
Adjustments:
Non-cash purchase accounting impact (1)	19,742	23,069	33,954
Transaction and integration costs (2)	14,143	26,218	51,993
Loss on extinguishment of debt (3)	—	—	61,695
Sales-type lease adjustment (4)	10,458	5,204	7,030
Share-based payments (5)	13,309	12,297	17,313
Change in fair value of derivative and warrants (6)	(2,485)	(20,290)	6,192
Adjusted EBITDA	$426,930	$392,978	$277,784
(1) Represents the non-cash impact of purchase accounting, net of accumulated depreciation, on the cost of equipment and inventory sold. The equipment and inventory acquired received a purchase accounting step-up in basis, which is a non-cash adjustment to the equipment cost pursuant to our ABL Credit Agreement.
(2) Represents transaction and process improvement costs related to acquisitions of businesses, including post-acquisition integration costs, which are recognized within operating expenses in our Consolidated Statements of Comprehensive Net Income (Loss). These expenses are comprised of professional consultancy, legal, tax and accounting fees. Also included are expenses associated with the integration of acquired businesses. These expenses are presented as adjustments to net income (loss) pursuant to our ABL Credit Agreement.
(3) Loss on extinguishment of debt represents special charges, which are not expected to recur. Such charges are adjustments pursuant to our ABL Credit Agreement.
(4) Represents the adjustment for the impact of sales-type lease accounting for certain leases containing rental purchase options, as the application of sales-type lease accounting is not deemed to be representative of the ongoing cash flows of the underlying rental contracts. This adjustment is made pursuant to our ABL Credit Agreement.
(5) Represents non-cash share-based compensation expense associated with the issuance of stock options and restricted stock units.
(6) Represents the charge to earnings for our interest rate collar and the change in fair value of the liability for warrants.
Custom Truck One Source, Inc. 2024 Proxy Statement | 68

PROXY CARD

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 12, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CTOS2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 12, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V48132-P11653

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CUSTOM TRUCK ONE SOURCE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect each of the three Class B directors to serve until the 2027 annual meeting of stockholders and until his or her successor is duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Marshall Heinberg
02) Louis Samson
03) David Wolf

The Board of Directors recommends you vote FOR proposal 2:

	For	Against	Abstain
2. Advisory vote to approve the compensation of the named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3:

The Board of Directors recommends you vote FOR proposal 4:

	For	Against	Abstain
4. To ratify the appointment of Ernst & Young LLP as the company's independent registered public accounting firm for its fiscal year ending December 31, 2024.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Custom Truck One Source, Inc. 2024 Proxy Statement | 69

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V48133-P11653

CUSTOM TRUCK ONE SOURCE, INC.
Annual Meeting of Stockholders
June 13, 2024 9:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Ryan McMonagle and Paul Jolas, or either of them, as proxies, each with the full power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CUSTOM TRUCK ONE SOURCE, INC. that the stockholder(s) is/are entitled to vote at the 2024 Annual Meeting of Stockholders to be held at 9:00 AM, EDT on June 13, 2024, virtually via a live webcast at www.virtualshareholdermeeting.com/CTOS2024, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND "FOR" PROPOSAL 4. ANY ADDITIONAL BUSINESS AS MAY PROPERLY COME BEFORE THE 2024 ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON VOTING THE PROXY. YOU MAY REVOKE THIS PROXY AT ANY TIME UNTIL 11:59 PM EDT, JUNE 12, 2024, OR BY ATTENDING AND VOTING AT THE ANNUAL MEETING (ALTHOUGH ATTENDANCE BY ITSELF WILL NOT REVOKE A PROXY).

Continued and to be signed on reverse side

Custom Truck One Source, Inc. 2024 Proxy Statement | 70